                                                                    Exhibit 10.1


                               AGREEMENT OF LEASE



                                     BETWEEN



                              BALANCED CAPITAL LLC

                                    Landlord



                                       AND



                         WORLDGATE COMMUNICATIONS, INC.

                                     Tenant

                                TABLE OF CONTENTS

                                      LEASE


Section                                                                    Page
-------                                                                    ----
1.       REFERENCE DATA                                                      1
2.       DEMISE                                                              4
3.       TERM                                                                4
4.       OPTION TO RENEW - HOLDING OVER                                      5
5.       RENT                                                                6
6.       OPERATING EXPENSE                                                   6
7.       AS IS                                                              13
8.       ALTERATIONS OR IMPROVEMENTS BY TENANT                              13
9.       PERMITTED USES                                                     13
10.      BUILDING OPERATION AND SERVICES; ELECTRICITY                       14
11.      INTERRUPTION OF SERVICES                                           15
12.      REPAIRS                                                            15
13.      INTENTIONALLY OMITTED                                              16
14.      QUIET ENJOYMENT                                                    16
15.      LANDLORD'S RIGHT OF ENTRY                                          16
16.      SURRENDER OF LEASED PREMISES                                       17
17.      MISCELLANEOUS COVENANTS                                            17
18.      RULES AND REGULATIONS                                              18
19.      PERFORMANCE OF COVENANTS                                           19
20.      EMINENT DOMAIN                                                     19
21.      CASUALTY DAMAGE                                                    20
22.      HOLD HARMLESS; PUBLIC LIABILITY INSURANCE; WAIVER OF SUBROGATION   22
23.      MORTGAGEE AND OTHER AGREEMENTS                                     23
24.      SUBORDINATION AND ATTORNMENT                                       23
25.      ASSIGNMENT AND SUBLETTING                                          24
26.      DEFAULT                                                            25
27.      LANDLORD'S REMEDIES                                                26
28.      LEGAL FEES AND OTHER COSTS                                         29
29.      LATE CHARGE                                                        30
30.      SUCCESSORS AND ASSIGNS                                             30
31.      WAIVERS                                                            30
32.      WAIVER OF TRIAL BY JURY                                            30
33.      SEVERABILITY                                                       30
34.      NOTICES; PAYMENT OF RENTS                                          30
35.      AMENDMENT AND MODIFICATIONS                                        32
36.      SECURITY DEPOSIT; OPTION TO USE LETTER OF CREDIT                   32



37.      ENVIRONMENTAL MATTERS                                              33
38.      BROKERS                                                            36
39.      FINANCIAL STATEMENTS                                               36
40.      PARKING                                                            36
41.      OPTION TO PURCHASE.                                                36
42.      HEADINGS AND TERMS                                                 40
43.      GOVERNING LAW                                                      40
44.      PRESENT LEASE                                                      40
45.      SIGNS                                                              40
46.      MEMORANDUM OF LEASE                                                41
47.      ANTENNA(S) INSTALLATION                                            41
48.      LANDLORD'S WAIVER                                                  42
49.      MOVING COSTS                                                       42
50.      LANDLORD'S CONDITION                                               42



EXHIBITS
--------

Exhibit "A"                Rules and Regulations
Exhibit "B"                Tenant Estoppel Letter
Exhibit "C"                Janitorial Specifications
Exhibit "D"                Form of Landlord's Waiver
Exhibit "E"                Representations from Seller in Sale Agreement

Lease Dated: October 7, 1998


         1. REFERENCE DATA

                  Any reference in this Lease to the following subjects shall incorporate therein the data stated for the subject(s) in this Section:

LANDLORD:  Balanced Capital LLC

LANDLORD'S ADDRESS:        580 Virginia Drive, Suite 202
                           Fort Washington, Pennsylvania  19034


TENANT:  WorldGate Communications, Inc.

TENANT'S ADDRESS:          Glenview Corporate Center
                           3220 Tillman Drive, Suite 300
                           Bensalem, Pennsylvania 19020


LEASED PREMISES:           Building known as 3190 Tremont Avenue in Bensalem,
                           Bucks County, PA, provided that until possession of entire Building has been delivered to Tenant, the term "Leased Premises" shall refer only to that portion of the Building which has been delivered.

RENTABLE AREA OF LEASED PREMISES:72,000 Rentable Square Feet, anticipated to be delivered in two phases as described below. Within 15 days after execution of this Lease, the Building is to be measured according to BOMA standards and methodology; if the actual rentable square feet varies by 1,000 feet or more, Rent and other charges shall be revised to reflect actual rentable square footage, and references in this Lease to 72,000 shall be deemed amended to refer to the actual square footage of the Building.

LEASE TERM: Ten (10) years plus the partial year ("Commencement Partial Year") beginning when the first space is delivered and ending on the last day of the calendar month in which the Last Delivery Date occurs (or if the Last Delivery Date is the first day of a calendar month, then the Commencement Partial Year shall end on the last day of the calendar month preceding Last Delivery Date).

COMMENCEMENT DATE: February 15, 1999 as to at least 40,000 rentable square feet, and July 1, 1999 as to the remainder of the Building.

LAST DELIVERY DATE: July 1, 1999 or such other date as the parties may agree.

ANNUAL FIXED RENT: From the Commencement Date through the last day of the Commencement Partial Year, Annual Fixed Rent shall be $12.00 per square foot of space delivered. For the balance of the Lease Term, Annual Fixed Rent shall be as follows:


                                                Annual                 Monthly

Lease Year 1 (7/1/1999 through 6/30/2000)       864,000.               72,000
Lease Year 2 (7/1/2000 through 6/30/2001)       882,000.               73,500
Lease Year 3 (7/1/2001 through 6/30/2002)       882,000.               73,500
Lease Year 4 (7/1/2002 through 6/30/2003)       900,000.               75,000
Lease Year 5 (7/1/2003 through 6/30/2004)       918,000.               76,500
Lease Year 6 (7/1/2004 through 6/30/2005)       936,000.               78,000
Lease Year 7 (7/1/2005 through 6/30/2006)       954,000.               79,500
Lease Year 8 (7/1/2006 through 6/30/2007)       972,000.               81,000
Lease Year 9 (7/1/2007 through 6/30/2008)       990,000.               82,500
Lease Year 10 (7/1/2008 through 6/30/2009)      990,000.               82,500



The dates used for each Lease Year assume that the balance of the Building is delivered in June 1999 or on July 1, 1999. If delivery of the balance of the Building is not in June 1999 or on July 1, 1999, then the rent change dates listed above shall be adjusted to reflect actual Lease Years.

If Tenant exercises the applicable renewal options pursuant to Section 4(a), Annual Fixed Rent for the Lease Years of the option periods shall be as follows:


                                                Annual                 Monthly
Lease Year 11                                   990,000.               82,500
Lease Year 12                                   999,900.               83,325
Lease Year 13                                 1,009,899.               84,158
Lease Year 14                                 1,019,998.               85,000
Lease Year 15                                 1,030,198.               85,850
Lease Year 16                                 1,040,500.               86,708
Lease Year 17                                 1,050,905.               87,575
Lease Year 18                                 1,061,413.               88,451
Lease Year 19                                 1,072,027.               89,336
Lease Year 20                                 1,082,748.               90,229



OPERATING EXPENSE ESTIMATE: $324,000 per year ($4.50 per square foot), subject to adjustment as provided in Section 6 below.

LEASE YEAR: "Lease Year" shall mean the 12 month period beginning on the Last Delivery Date if the Last Delivery Date is the first day of a calendar month, or beginning on the first day of the next succeeding calendar month if the Last Delivery Date is not the first day of a month ("Lease Year 1"), and each succeeding 12 month period, provided however that the Commencement Partial Year shall be part of Lease Year 1.

TENANT'S PROPORTIONATE SHARE: 100.00% following delivery of entire Building; until delivery of entire Building, calculated by dividing rentable square feet delivered by 72,000

PERMITTED USES: general office, together with associated incidental uses including miscellaneous assembly and testing of electronic parts, Channel HyperLinking and WorldGate Service Operations.

SECURITY DEPOSIT: $1,026,000 until the last day of the sixth month of Lease Year 2, then reducing as follows:

         990,000 until the last day of the sixth month of Lease Year 3; 864,000 until the last day of the sixth month of Lease Year 4; 750,000 until the last day of the sixth month of Lease Year 7 (i.e., for 3 years);
         612,000 until the last day of the sixth month of Lease Year 8; 432,000 until the last day of the sixth month of Lease Year 9; 288,000 until the last day of the sixth month of Lease Year 10


ADVANCE RENTAL PAYMENT:  $-0-

BROKER:  Kelley & Associates, Inc.


LANDLORD:

BALANCED CAPITAL LLC


By: /s/ Steven D. Brand                     By: /s/ Frank Seidman
   -----------------------------               -----------------------------
   Steven D. Brand, Manager                    Frank Seidman, Manager


TENANT:

WORLDGATE COMMUNICATIONS, INC.


/s/ Kevin Flannery                          By: /s/ Randall J. Gort
--------------------------------               ----------------------------
Attest                                         Name:
     Title:

         2. DEMISE. Landlord hereby demises and lets to Tenant and Tenant takes and hires from Landlord, for the term and subject to the provisions hereof, the existing building (hereafter referred to as the "Building" or the "Leased Premises") containing approximately 72,000 rentable square feet located on the parcel of land (the "Lot") commonly known as 3190 Tremont Avenue in Bensalem Township, Bucks County, Pennsylvania, together with the use of all existing parking spaces on the Lot for itself and its employees and invitees, such use of parking to be subject to common use and occupancy by Landlord's agents and invitees in the exercise of Landlord's rights and responsibilities under this Lease. The Building and Lot are sometimes collectively called the "Property".


         3. TERM.

                  (a) This demise shall be for the term (hereinafter referred to as "the Term") beginning on the date when possession of any portion of the Building is delivered to Tenant (the "Commencement Date") and ending, without the necessity of notice from either party to the other, on the last day of the calendar month in which occurs the tenth (10th) anniversary of the Last Delivery Date (unless the Last Delivery Date is the first day of the month, in which event the Term shall end on the last day of the calendar month preceding such tenth anniversary), subject to the renewal options set forth in paragraph 4 below. Upon delivery of any part of the Building, the parties shall sign a letter confirming the Commencement Date; upon delivery of the balance of the Building, they shall sign a letter confirming the expiration date.

                  (b) Landlord shall use all reasonable efforts to deliver not less than 40,000 square feet of the Premises by February 15, 1999, and the balance of the Building no later than July 1, 1999 (the respective "Delivery Deadlines"). The parties acknowledge that the Building is occupied and that the current occupant is required by the governing documentation to vacate prior to the Delivery Deadlines. Landlord shall use prompt, diligent efforts to enforce the timely surrender of the Building. However, if Landlord fails to meet a Delivery Deadline for any reason not within Landlord's control, Landlord shall not be subject to any liability to Tenant, and failure to deliver the Premises to Tenant by the respective Delivery Deadline or any other date shall not in any respect affect the validity or continuance of this Lease or any obligation of Tenant hereunder.

                  (c) Tenant shall have the right to terminate this Lease as of the end of Lease Year 1 or the last day of any calendar month thereafter, in any such case upon 12 full calendar months' prior written notice (the date designated in said written notice as the termination date being referred to herein as the Early Termination Date), provided that Tenant pays an early termination fee (the "Early Termination Fee") that is to be calculated as follows, and further provided that Tenant pays such Early Termination Fee no later than the dates set forth in clause (c)(iv) below.

                           (i) If the Tenant elects to terminate as of the last
day of Lease Year 1, the Early Termination Fee will be $2,052,000. Thereafter, if Tenant elects to terminate as of the last day of the sixth month of any subsequent Lease Year, the Early Termination Fee will the amount set forth below:



EARLY TERMINATION  DATE                     EARLY TERMINATION FEE
-----------------------                     ---------------------
Last Day of sixth month of Lease Year 2         1,980,000.
Last Day of sixth month of Lease Year 3         1,728,000.
Last Day of sixth month of Lease Year 4         1,476,000.
Last Day of sixth month of Lease Year 5         1,188,000.
Last Day of sixth month of Lease Year 6           864,000.
Last Day of sixth month of Lease Year 7           612,000.
Last Day of sixth month of Lease Year 8           432,000.
Last Day of sixth month of Lease Year 9           288,000.
Last Day of sixth month of Lease Year 10                0



                           (ii) The last day of the sixth month of each Lease
Year is referred to herein as the "Change Date." If the Tenant elects to terminate as of the last day of a calendar month which is not a Change Date, then the Early Termination Fee shall be the sum of the two following numbers:
(A) multiply the fixed early termination fee set forth above for the Change Date preceding the Early Termination Date times a fraction, the denominator of which is 12 and the numerator of which is the number of calendar months remaining after the Early Termination Date until the next Change Date; and (B) multiply the early termination fee set forth above for the Change Date next succeeding the Early Termination Date times a fraction, the denominator of which is 12 and the numerator of which is the number of calendar months from the last Change Date to (and including) the Early Termination Date.

                  FOR EXAMPLE, if Tenant gives notice of its election to terminate as of the last day of the fourth month of Lease Year 6, the early termination fee would be $918,000, calculated as follows: (A) $1,188,000 [the fee for the preceding Change Date
                  - the last day of the sixth month of Lease Year 5] times 2/12ths [the number of months remaining after termination until the next Change Date - the last day of the sixth month of Lease Year 6 - divided by 12] = $198,000, plus (B) $864,000 [the fee for the next Change Date - the last day of Lease Year 6] times 10/12ths [the number of months until termination from the last Change Date, divided by 12] = $720,000. (A) $198,000 plus (B) $720,000 = $918,000.

                           (iii) This subparagraph 3(c)(iii) applies only if
Landlord and Tenant (each in their sole and absolute discretion) sign and deliver a written agreement (the "New Agreement") for Landlord to develop or purchase a replacement facility (the "Replacement Facility") for Tenant to occupy instead of the Leased Premises. The Early Termination Fee will not be payable under this Lease if Tenant takes occupancy of the Replacement Facility under the New Agreement. The Early Termination Fee will not be payable if by agreement of the parties the New Agreement is terminated, Tenant's notice of early termination is rescinded, and Tenant remains in the Leased Premises under this Lease. If Tenant shall have paid the Early Termination Fee (or any portion thereof) and it is subsequently waived, the amount paid for the Fee shall be returned to Tenant within ten business days after Tenant takes possession of the Replacement Facility.

                           (iv) The Early Termination Fee payment dates are as
follows: one fourth shall be paid concurrently with the Tenant's notice of early termination; one fourth shall be paid in four equal monthly installments with Tenant's payment of Fixed Rent on the first day of the sixth, seventh, eighth and ninth months of the 12-month notice period (but if Tenant shall vacate the Leased Premises, that second fourth shall be payable in one installment no later than the date Tenant vacates the Leased Premises); the remaining one-half shall be paid no later than thirty
(30) days prior to the Early Termination Date, Upon due exercise of the early termination right and payment of the Early Termination Fee required herein, this Lease shall expire on the date set forth in Tenant's notice as if such date were the scheduled expiration date of the Term.


         4. OPTION TO RENEW - HOLDING OVER.

                  (a) Tenant is hereby granted the option(s) to renew the Term of this Lease for two (2) additional periods of five (5) years on each such option provided that there shall not be an uncured Event of Default hereunder (as hereinafter defined) by Tenant either at the time Tenant exercises the option or on the Commencement Date of the renewal term and further provided that Tenant shall exercise such option in writing not later than nine (9) months prior to the expiration of the initial Term or the first renewal Term, as the case may be, said renewal term to be upon the same terms and conditions of this Lease except that the Annual Fixed Rent during the renewal Term shall be in the amount set forth for the respective Lease Years in Section 1 above.

                  (b) If Tenant retains possession of the Leased Premises or any part thereof after the termination of this Lease by expiration of the Lease Term or otherwise without the consent of Landlord, Tenant shall pay Landlord (a) as rent for such holding over, an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of (i) 150% of the Annual Fixed Rent, or (ii) the established market rental for the Leased Premises, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and (b) all other damages, costs and expenses sustained by Landlord by reason of Tenant's holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant (such as eviction proceedings), or creating any right in Tenant to continue in possession of the Leased Premises, all Tenant's obligations with respect to the use, occupancy and maintenance of the Leased Premises shall continue during such period of unlawful retention.

         5. RENT. Rent is payable by Tenant beginning on the Commencement Date in monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent and one-twelfth (1/12th) of the Operating Expense Estimate, without prior notice or demand, and without any set-off or deduction whatsoever, in advance, on the first day of each month at Landlord's office or at such other place as Landlord may direct in writing.

                  If the Lease Term commences on a day other than the first day of a calendar month, Annual Fixed Rent and Annual Operating Expenses for the partial month shall be apportioned pro rata using a fraction the numerator of which is the actual number of days in the month in which the Lease Term commences and the denominator of which is 365.

                  Tenant hereby covenants and agrees to pay the Annual Fixed Rent, Operating Expense Estimate, Additional Rent and other sums payable to Landlord hereunder when due, and to pay interest to Landlord at the Overdue Interest Rate (a) on all overdue installments of Fixed

Rent and the Operating Expense Estimate from the due date thereof to the date of payment and (b) on all payments of Additional Rent or other sums payable to Landlord hereunder from the tenth business day after demand for payment until the date of payment. Upon default by Tenant in the payment of such Additional Rent or other sums payable hereunder, Landlord shall be entitled to all rights and remedies to which it would be entitled in default of the payment of Fixed Rent and Operating Expense Estimate. As used herein, the term "Overdue Interest Rate" shall mean and equal three percent (3%) per annum over the prime interest rate announced from time to time by the largest commercial bank whose principal office is located in Philadelphia or Montgomery County, Pennsylvania as being its "prime" or benchmark rate of interest.

         6. OPERATING EXPENSE. Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant's Proportionate Share of Operating Expense for each Operating Year. Commencing with the first month of the Lease Term, Tenant shall pay to Landlord, on account of the Operating Expense for such Operating Year, monthly installments in advance equal to one-twelfth (1/12th) of the Tenant's Operating Expense Estimate for such Operating Year. If Tenant occupies the Leased Premises or portion thereof for less than a full Operating Year, the Operating Expense will be allocated proportionately to the amount of time in such Operating Year that Tenant so occupies such space.

                  Within one hundred twenty (120) days following the end of each Operating Year, Landlord shall furnish Tenant an Operating Expense Statement setting forth (i) the Operating Expense for the preceding Operating Year, (ii) Tenant's Proportionate Share, (iii) the Operating Expense Estimate paid by Tenant, and (iv) the amount overpaid or underpaid by Tenant on account of Operating Expense for such Operating Year (referred to herein as the "Operating Expense Adjustment"). Within fifteen (15) days following the receipt of such Operating Expense Statement (the "Expense Adjustment Date") Tenant shall pay to Landlord as Additional Rent any underpaid Operating Expense Adjustment for such Operating Year, or Landlord shall credit any overpaid Operating Expense Adjustment against the next installments of Annual Fixed Rent and Operating Expense Estimates becoming due under this Lease. The Operating Expense Statement shall also set forth a revised Operating Expense Estimate for the then current Operating Year (which revised estimate shall be based on the actual Operating Expense for the preceding Operating Year, adjusted by reasonable changes, such as changes in taxes or service contracts known to Landlord as of the date of the issuance of the Operating Expense Statement). The new Operating Expense Estimate shall be retroactive to the first day of the then current Operating Year, and any credits or adjustments shall be handled in the same manner as overpayments and underpayments for the preceding Operating Year.

                  As used in this Section 6 and Section 1 where applicable, the following words and terms shall be defined as hereinafter set forth:

                  (a) "OPERATING YEAR" shall mean each calendar year occurring during the Lease Term.

                  (b) "OPERATING EXPENSE ESTIMATE" shall mean and equal the amount set forth in Section 1 of this Lease multiplied by the rentable area of the Leased Premises.

                  (c) "OPERATING EXPENSE STATEMENT" shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (i) the Operating Expense for the preceding Operating Year, (ii) Tenant's Proportionate Share,
(iii) the Operating Expense Estimate paid by Tenant, and (iv) the Operating Expense Adjustment for such Operating Year, or portion thereof. If requested by Tenant no later than December 31 of any Operating Year, the Operating Expense for such Operating Year shall be audited and certified by Landlord's independent certified public accountant whose report thereon shall be available for inspection by Tenant at Landlord's office during normal business hours, provided that the cost thereof shall be included in Operating Expenses payable by Tenant.

                  Tenant shall have the right, at its own cost and expense, to audit or inspect Landlord's records (but not more than once in any calendar year) with respect to Taxes and Operating Expenses, as well as all other additional rent payable by Tenant hereunder. Tenant shall give Landlord not less than 30 days prior written notice of its intention to conduct any such audit. Landlord shall cooperate with Tenant during the course of such audit, which shall be conducted during normal business hours in Landlord's office. Landlord agrees to make such personnel available to Tenant as is reasonably necessary for Tenant, or for Tenant's employees or agents to conduct such audit, but in no event shall such audit last more than five business days in duration. If such audit discloses that the amount paid by Tenant as Tenant's Proportionate Share or of other additional rental payable by Tenant hereunder has been overstated by more than four (4) percent, then, in addition to immediately repaying such overpayment to Tenant, Landlord shall also pay the reasonable cost incurred by Tenant in connection with such audit.

                  (d) "OPERATING EXPENSE" shall mean the following expenses incurred by Landlord in connection with the operation, repair and maintenance of the Building and the Lot which expenses shall be consistent with those incurred by other owners and operators of first class office buildings in the same geographical area in which the Building is located:

                           (i) Wages, salaries, fees and other compensation and
payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law or by union agreement (or, if the employees or any of them are non-union, then payments for benefits comparable to those generally required by union agreement in first class office buildings in the Philadelphia suburban area, which are unionized) made to or on behalf of all employees of Landlord performing services rendered in connection with the operation and maintenance of the Building and the Lot, including, without limitation: window cleaners; janitors; miscellaneous handymen; watchmen; persons engaged in patrolling and protecting the Building and the Lot; carpenters; engineers; mechanics; electricians; plumbers; persons engaged in the operation and maintenance of the Building and the Lot; building superintendent and assistants; building manager; and clerical and administrative personnel.

                           (ii) The uniforms of all such employees, and the
cleaning, pressing and repair thereof.

                           (iii) Cleaning costs for the Building and the Lot,
including the windows and sidewalks, all snow and rubbish removal (including separate contracts therefor) and the costs of all labor, supplies, equipment and materials incidental thereto.

                           (iv) Premiums and other charges incurred by Landlord
with respect to all insurance relating to the Building and the Lot and the operation and maintenance thereof, including, without limitation: fire and extended coverage insurance, including windstorm, hail, explosion, riot, rioting attending a strike, civil commotion, aircraft, vehicle and smoke insurance; public liability; elevator; workmen's compensation; boiler and machinery; rent; use and occupancy; and health, accident and group life insurance of all employees.

                           (v) All taxes, charges, imposts and burdens and
special assessments of every kind and nature imposed by any governmental authority on and/or with respect to the Lot or Building which Landlord shall become obligated to pay because of or in connection with the ownership, leasing or operation of the Lot or the Building. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the following items are specifically excluded from the definition of taxes:

                           o Landlord's personal and corporate income taxes
                             (whether local, state or federal).

                           o Franchise taxes, gift taxes, transfer taxes and
                             gross receipt taxes.

                           (vi) The cost of water and sewer and any and all
other utility services used in connection with the operation and maintenance of the Building and the Lot, excluding, however, electricity which shall be billed monthly to tenants pursuant to Section 10 hereof.

                           (vii) Costs incurred for operation, service,
maintenance, inspection, repairs and alterations of the Building, the Lot and the heating, air-conditioning, ventilating, plumbing, electrical, security and elevator systems of the Building (including any separate contract therefor) and the costs of labor, materials, supplies and equipment used in connection with all of the aforesaid items.

                           (viii) Gross receipts taxes, sales taxes and excise
taxes and the like upon any of the expenses enumerated herein.

                           (ix) Management fees of the managing agent for the
Building not to exceed in any one (1) year four percent (4%) of the Fixed Rent and Operating Expense Estimate payable for such year.

                           (x) The cost of replacements for tools and equipment
used in the operation and maintenance of the Building and the Lot.

                           (xi) Cost of repainting or otherwise redecorating the
common areas of the Building.

                           (xii) Christmas decorations for the lobby and other
public portions of the Building below the second floor.

                           (xiii) The cost of telephone service, postage, office
supplies, maintenance and repair of office equipment and similar costs related to operation of the Building Superintendent's office.

                           (xiv) The cost of licenses, permits and similar fees
and charges related to operation, repair and maintenance of the Building.

                           (xv) Auditing fees necessarily incurred in connection
with the maintenance and operation of the Building, and accounting fees incurred in connection with the preparation and certification of a real estate tax escalation and the operating expense escalation statements pursuant to this
Section 6.

                           (xvi) All costs incurred by Landlord to retrofit any
portion or all of the Building to comply with a change in existing legislation or introduction of new legislation, whether Federal, State or Municipal; repairs, replacements and improvements which are appropriate for the continued operation of the Building as a first class building.

                           (xvii) All expenses associated with the installation
of any energy, labor or cost saving devices for the Building not to exceed the savings realized from the installation of the energy, labor or cost saving device.

                           (xviii) The pro rata share of all costs and expenses
reasonably allocated to the Building and the Lot relating to the maintenance, operation and repair of any common atrium or other facilities connecting the Building or any of its facilities to any other building or facilities on adjacent lots.

                           (xix) Any and all other expenditures of Landlord in
connection with the operation, repair or maintenance of the Lot or the Building which are properly expensed in accordance with generally accepted accounting principles consistently applied with respect to the operation, repair and maintenance of first-class office buildings in the Philadelphia suburbs.

                  If Landlord shall purchase any item of capital equipment or make any capital expenditure as described in subsections (xvi) and (xvii) above, then the costs for the same shall be included in Operating Expenses in the year of installation and in subsequent years amortized on a straight line basis, over an appropriate period, but not more than ten (10) years, with an interest factor equal to the prime interest rate, as defined in Section 5 hereof. If Landlord shall lease such item of capital equipment, then the rentals or other operating costs paid pursuant to such leasing shall be included in Operating Expenses for each year in which they are incurred.

                  Tenant shall have the right to contest or review all such Taxes by legal proceedings or in such other manner as it may deem suitable (which, if instituted, Tenant shall conduct promptly at its own cost and expense, and free of any expense to Landlord, and, if necessary, in the name of and with the cooperation of Landlord, and Landlord shall execute all documents necessary to accomplish the foregoing). Notwithstanding the foregoing, Tenant shall promptly pay all such Taxes prior to penalties being assessed thereon (unless Tenant posts adequate security with Landlord), or if Landlord shall be subject to any criminal liability arising out of the nonpayment thereof. The legal proceedings shall include appropriate proceedings and appeals from orders therein and appeals from any judgments, decrees or orders. In the event of any reduction, cancellation or discharge, Tenant shall pay the amount finally levied or assessed against the Leased Premises or adjudicated to be due and payable on any such contested Taxes. Landlord covenants and agrees that if there shall be any refund or rebate on account of the Taxes paid by Tenant under the provisions of this Lease, such refund or rebate shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Landlord will, upon the request of Tenant, sign any receipts which may be necessary to secure the payment of any such refund or rebate, and will pay over to Tenant such refund or rebate as received by Landlord.

                  Notwithstanding the foregoing, "Operating Expense" shall not include expenditures for any of the following:

                           (i) The cost of any capital addition made to the
Building (other than that specified as part of Operating Expense as provided above), including the cost to prepare space for occupancy by a new tenant.

                           (ii) Repairs or other work occasioned by fire,
windstorm or other insured casualty or hazard, to the extent that Landlord shall receive proceeds of such insurance.

                           (iii) Repairs or rebuilding necessitated by
condemnation.

                           (iv) Depreciation and amortization of the Building,
other than

                                    (a.) capital expenditures which under
generally applied real estate practice are expensed or regarded as deferred expenses;

                                    (b.) capital expenditures appropriate to a
first class office building or required by law as described in subsection (xvi) above; and

                                    (c.) capital expenditures designed to result
in savings or reductions in Operating Expenses as described in subsection (xvii) above.

                           (v) Marketing costs, leasing commissions, brokerage
fees, attorney's fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants.

                           (vi) The costs of tenant improvements performed for
tenants in the Building.

                           (vii) Costs incurred by Landlord due to a violation
by Landlord or any tenant of the terms and conditions of any lease.

                           (viii) Amounts paid to any party, including a
division or affiliate of Landlord, providing materials, services, labor, or equipment to the extent that such costs exceed the competitive costs of such materials, services, labor or equipment when provided by an independent party in an arms-length transaction.

                           (ix) Payment of principal, interest, points and fees
on any mortgages, deeds of trust or other financing instruments relating to the financing of the Property, or rental payments under any ground or underlying lease.

                           (x) Any costs, fines or penalties imposed due to
Landlord's actions or omissions with respect to any governmental rule or authority.

                           (xi) Wages, salaries, or other compensation or
benefits for any officers or employees of Landlord above the grade of Building Manager.

                           (xii) Costs of installing, maintaining and operating
any specialty service, such as an athletic club.

                           (xiii) Any cost for which Landlord is entitled to
reimbursement from tenants, insurers, or any third party.

                           (xiv) The costs of any additions to the Property
after the original construction of the Building and its parking facility, except for operating expenses attributable thereto (provided that Tenant's pro rata share is equitably adjusted to reflect the addition).

                           (xv) Any costs attributable to any parking facility
(e.g., underground or decked parking) owned or operated by Landlord.

                           (xvi) The cost of any environmental clean-up of the
Land ordered by any applicable environmental authority or agency unless caused by Tenant.

                  Operating Expense shall be "net" and, for that purpose, shall be reduced by the amounts of any reimbursement or credit received or receivable by Landlord with respect to an item of cost that is included in Operating Expense (other than reimbursements to Landlord by tenants of the Building pursuant to Operating Expense escalation provisions).

                  The Operating Expense for any Operating Year or portion thereof during which less than one hundred percent (100%) of the Rentable Area of the Building is leased to tenants shall be increased to include an imputed cost for unoccupied portions of the Building in an amount with respect to each such area equal to the product of (i) the Landlord's estimate of the marginal Operating Expense saving resulting from such vacancy, times (ii) a fraction, the numerator of which is the number of days during such Operating Year such portion of the Building was unoccupied and the denominator of which is three hundred sixty-five (365), times, (iii) the Rentable Area of such unoccupied space. In the time that more than one such portion of Rentable Area shall be unoccupied on separate dates within a relevant Operating Year, then a separate computation shall be made with respect to each unoccupied portion, and the products of such computations shall be added together, and the total thereof shall be the amount of Operating Expense imputed to such unoccupied portions for such Operating Year.

                  (e) "TENANT'S PROPORTIONATE SHARE" shall mean a fraction, the numerator of which shall be the Rentable Area of Leased Premises, and the denominator of which is 72,000 rentable square feet (subject to adjustment only by reason of any substantial addition to the Building made after the date of the initial completion of construction of the Building), and shall equal, with respect to the Leased Premises, the percentage set forth in Section 1 of this Lease.

         7. NO LEASEHOLD IMPROVEMENTS BY LANDLORD.

                  (a) Tenant acknowledges that Landlord has not yet acquired the Property and is not familiar with its condition, and that the only representations as to the condition of the Property which are in the current drafts of the Sale Agreement (defined in subsection 7(b) below) are those set forth on Exhibit "E" hereto. Tenant further acknowledges the intent of both parties that the term of this Lease shall commence immediately following surrender of the Property by the current owner [subject to Tenant's option to defer occupancy until February 1, 1999 if for any reason the current owner surrenders the Property before that date], and agrees that Landlord shall have no obligation to make any leasehold improvements prior to commencement of the Term. Tenant agrees to accept the Leased Premises on the Commencement Date in their condition at that time, provided they are in substantially the same condition as at the time of this Lease, subject to ordinary wear and tear and further subject in any case to the provisions of Paragraphs 20 and 21 regarding condemnation and damage by fire or other casualty, and subject to Landlord's obligations under this Lease with respect to operation and maintenance of the Building during the Term.

                  (b) As part of its due diligence investigations of the Property prior to acquisition of the Property, Landlord may obtain written reports regarding title to and physical condition of the Property, including without limitation engineering and environmental reports (collectively, "Landlord's Reports"). As an accommodation to Tenant, Landlord agrees to furnish to Tenant copies of Landlord's Reports received prior to the Commencement Date, provided, however, that (i) this does not constitute an agreement by Landlord to obtain any reports other than those Landlord receives from the seller or chooses to obtain itself as part of its own due diligence investigations of the Property, and (ii) the delivery of copies of Landlord's Reports shall not be deemed to constitute the making of any representations or warranties to Tenant by Landlord or any of its agents or representatives (including without limitation the person or entity generating a Report). Upon written notice to Landlord, Tenant shall also be entitled to have its representatives inspect the Property during the twenty-day period beginning when Landlord notifies Tenant that an agreement for the sale and purchase of the Property has been signed with Osiris Holding Corporation (the "Sale Agreement"), such inspections to be done at Tenant's cost and expense, subject to the same conditions as are imposed upon Landlord under the Sale Agreement (which conditions shall be copied to Tenant upon notice from Tenant that it desires to undertake inspections). If any material adverse condition is disclosed in any of Landlord's Reports or in any written report generated pursuant to any of Tenant's inspections ("Tenant's Reports") (and for purposes of this paragraph a material adverse condition is defined as a condition which would lead a reasonably prudent mortgage lender to decline to finance the Property), then Tenant, by written notice to Landlord given no later than December 7, 1998 specifying the material adverse condition with detailed reference to the relevant Report (and a copy of the applicable Report if it is one of Tenant's Reports), may terminate this Lease by reason of such material adverse condition. If Tenant issues a termination notice pursuant to the preceding sentence, Landlord may nullify Tenant's termination notice by giving Tenant written notice within ten days that Landlord will cause the cure of the material adverse condition prior to February 1, 1998.

         8. ALTERATIONS OR IMPROVEMENTS BY TENANT. Tenant shall not make during the Lease Term any alterations or additions to the Leased Premises which materially affect the Building's structure or mechanical, electrical, plumbing or HVAC systems without Landlord's prior written approval, such approval not to be unreasonably withheld or delayed. Any such alterations or additions which may be approved by Landlord and made by Tenant shall be deemed part of the Building (provided that Tenant shall at all times have the right to remove any equipment, fixtures or other improvements installed by Tenant) and shall not thereafter be removed by Tenant unless Landlord shall require removal of same either in conjunction with its approval or by notice to Tenant given prior to the termination of this Lease, in which case Tenant shall remove any such alterations or additions and repair any damage to the Building or the Leased Premises occasioned by their installation or removal (including, without limitation, repairing and patching holes, replacing ceiling, wall and floor surfaces and repainting), and restore the Leased Premises to substantially the same condition as existed prior to the time which any such alterations or additions were made, reasonable wear and tear excepted; provided, however, that if in connection with alterations or improvements for which Landlord's consent is required hereunder, Tenant shall at the time Landlord's consent is requested, express its desire that same shall remain on the Premises upon the expiration of the Term and Landlord agrees thereto in writing, then removal of such alterations and improvements shall not be required.

                  All alterations and additions by Tenant and installation of furnishings following occupancy shall be coordinated with any work being performed by Landlord and performed in such manner as not to disrupt harmonious labor relations and so as to not damage the Building or interfere with its operation or with the activities of other tenants and, except for installation of furnishings only, by contractors or workmen first approved by Landlord, which approval will not be unreasonably withheld or delayed..

                  As further conditions to Landlord's approval of any proposed alterations or additions by Tenant which are to be made after the beginning of the Lease Term, Tenant shall: secure all necessary licenses and permits; deliver to Landlord a waiver, executed by all general contractors who will be furnishing labor or materials waiving the right to file any mechanic's lien against the Building, the Lot or the estate or interest of Landlord or Tenant therein; cause the contractor(s) and subcontractor(s) to carry Workmen's Compensation insurance in statutory amounts and also comprehensive public liability insurance with limits as approved by Landlord, and deliver to Landlord certificates of all such insurance.

         9. PERMITTED USES. Tenant covenants and agrees to use and occupy the Leased Premises only in conformity with law and for the uses specified in
Section 1 hereof and not to use or permit any use of the Leased Premises which creates any safety hazard, which would be dangerous to the Leased Premises, the Building or the occupants of the same, which would be disturbing to other tenants or occupants of the Building, or which would cause any increase in premium for any insurance which Landlord may then have in effect with respect to the Building generally.

         10. BUILDING OPERATION AND SERVICES; ELECTRICITY. Landlord shall furnish, through Landlord's employees or independent contractors, such services, facilities and supplies equal in scope, quality and frequency to those being customarily provided by landlords in high quality office buildings in the Philadelphia suburbs.

                  Heating, ventilating, and air conditioning shall be provided as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Building during normal business operation, daily from 8:00 a.m. to 6:00 p.m. (Saturdays to 1:00 p.m.), except Sundays and holidays. Heating, ventilating and air conditioning service shall be subject to such regulations as the Department of Energy or other governmental agency shall adopt from time to time.

                  Maintenance and cleaning shall be provided Monday through Friday (excluding holidays), after business hours, as follows: janitor service, consisting of the removal of customary office trash, dusting of furniture, desks and pictures, and vacuuming; maintenance and service of the toilet rooms in the Building; and cleaning and maintenance of common areas in the Building, all as more particularly set forth in the specifications attached hereto as Exhibit "C".

                  Fully automatic elevator service shall be provided for the use of all tenants and the general public for access to and from all floors of the Building.

                  Elevator service for freight shall be supplied by a passenger/freight elevator in common with service to other tenants at reasonable times during business hours and at other times.

                  Hot and cold water for normal lavatory and drinking purposes shall be provided.

                  Electricity, water, telephone, and other utilities serving the Building shall be arranged and paid for by Tenant as a direct customer of the applicable utility. If for any reason any required utility cannot be arranged directly by Tenant, then Landlord shall contract for the applicable utility service and Tenant shall pay the cost thereof within 15 days after invoicing from Landlord. Any utility invoices issued by Landlord to Tenant shall be based upon actual cost to Landlord and, if they cover any period or any space occupied by another tenant, shall be appropriately apportioned between the space users for the relevant periods.

                  Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished on the Leased Premises by reason of any requirement, act or omission of the public utility serving the Building with electricity. Tenant's use of electric energy in the Leased Premises shall not at any time exceed the capacity of any of the electric conductors and equipment in or otherwise serving the Leased Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, connect to the Building's electric distribution system any fixtures, appliances or equipment other than minicomputers, terminals, duplicating machines, lamps, typewriters and similar small office machines which operate on a voltage not in excess of 110 volts or make any alterations or additions to the electric system of the Leased Premises. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant upon Landlord's demand.

                  Landlord shall furnish and install at Tenant's expense all replacement lighting tubes, lamps, bulbs, and ballasts required in the Leased Premises.

         11. INTERRUPTION OF SERVICES. In case Landlord is prevented or delayed in furnishing any service as set forth in Section 10 herein or otherwise by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor nor shall Tenant be entitled to any abatement or reduction in rent by reason thereof unless the delay is directly caused by Landlord's negligence, willful actions or omissions and Tenant is materially impaired in its use of the Leased Premises for more than three (3) consecutive business days, nor shall the same give rise to a claim in Tenant's favor that such absence of building services constitutes actual or constructive, total or partial eviction or renders the Leased Premises untenantable.

                  Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

         12. REPAIRS. Landlord shall make, as an Operating Expense of the Building, all repairs necessary to maintain the plumbing, heating, ventilating, air conditioning, electric systems, external windows and floors (excluding carpeting and floor coverings), provided, however, that Landlord shall not be obligated to make any such repairs until the expiration of a reasonable period of time after receipt of written notice from Tenant that such repair is needed. Landlord shall make, at its own expense (except for repairs which are expensed in accordance with GAAP, the cost of which shall be an Operating Expense), all repairs necessary to maintain the structure of the Building, the roof, all exterior walls and the building floor slabs. Landlord will repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, and Tenant will reimburse Landlord for the cost of such repair within thirty (30) days after receipt of an invoice. If Tenant requires maintenance, servicing, repair or replacement of any special plumbing, heating or air conditioning systems installed specifically for Tenant's benefit in the Leased Premises, whether or not such systems are tied into the standard Building systems, such maintenance, servicing, repair or replacement shall be made at the sole expense of Tenant, unless the need for such repairs is caused, in whole or in part, by the negligence or willful misconduct of Landlord, its agents or employees.

                  Tenant shall maintain the Leased Premises and the fixtures and appurtenances therein in good repair at all times, reasonable wear and tear excepted. Except to the extent released by Landlord pursuant to the waiver of subrogation provision in Section 22 hereof, Tenant shall reimburse Landlord for all costs and expenses of repairing and replacing all damage or injury to the Leased Premises and the Building and to fixtures and equipment caused by Tenant or its employees, agents, invitees, licensees, subtenants, or contractors, or as the result of all or any of them moving in or out of the Building or by its or their installation or removal of furniture, fixtures or other property. Such costs and expenses shall be collectible as Additional Rent and paid by Tenant within fifteen (15) days after rendition of a bill therefor.

                  Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Leased Premises or the Building or to any appurtenances or equipment therein unless Landlord or its agents, employees or contractors are negligent in performing such repairs, etc. There shall be no abatement of rent because of such repairs, alterations, additions or improvements or because of any delay by Landlord in making the same except that Landlord shall reimburse Tenant for any actual damages (but not consequential damages) in the event Landlord is negligent in performing such repairs, etc..

                  Tenant shall give to Landlord prompt written notice of any accidents to, or defects in plumbing, electrical, heating and air conditioning systems and apparatus located in the Leased Premises. Landlord shall give Tenant written notice of any repairs, alterations, additions or improvements which Landlord intends to undertake either in the Leased Premises or the Building.

         13. INTENTIONALLY OMITTED.

         14. QUIET ENJOYMENT. Tenant, upon paying the Annual Fixed Rent, all Additional Rent and all other sums and charges herein provided for and, upon observing, keeping and performing all covenants, agreements and conditions of this Lease on Tenant's part to be observed, kept and performed, shall quietly have and enjoy the Leased Premises throughout the Lease Term without hindrance or molestation by Landlord or by anyone claiming by, through or under Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

         15. LANDLORD'S RIGHT OF ENTRY. Landlord, any ground lessor, mortgagee or any agent thereof, shall have the right to enter the Leased Premises at reasonable times: to perform Landlord's covenants as set forth in this Lease, for purposes of inspection and to insure Tenant's compliance with the provisions of this Lease, to make any repairs, replacements or alterations to the Building or do any work which Landlord may deem necessary, or to show the Leased Premises to prospective purchasers of the Building, and also, during the last six (6) months of the Lease Term, to show the Leased Premises to prospective tenants; PROVIDED, HOWEVER, that except for emergencies, Landlord shall (a) give Tenant at least 24 hours' prior notice of such entry, and (b) enter upon the Leased Premises only during normal business hours. With the exception of emergency repairs by Landlord, its agents, employees and contractors, no persons shall enter the Leased Premises unless accompanied by a representative of Tenant. Landlord also shall have the right to enter the Leased Premises at any reasonable times after giving prior notice to Tenant to exhibit the Leased Premises to any prospective purchaser, tenant and/or mortgagee thereof provided that a representative of Tenant shall accompany any prospective purchaser, tenant and/or mortgagee inspecting the Leased Premises and further provided that Tenant may restrict access to certain portions of the Leased Premises in order to safeguard the confidentiality of proprietary equipment.

         In the event Tenant abandons the Leased Premises prior to the expiration of the Lease Term, Landlord shall have the right to enter the Leased Premises at any time thereafter to show the Leased Premises to prospective tenants and to retrofit all or a portion thereof for new tenants. No such entry and construction work shall be deemed to be an acceptance of surrender by landlord of all or a portion of the Leased Premises until a replacement tenant actually occupies the same for its business purposes. Acceptance of surrender shall be deemed to occur upon the occupancy by a replacement tenant, but only as to such portion of the Leased Premises which such replacement tenant occupies. Notwithstanding any such acceptance of surrender, Tenant shall remain liable for the difference between the rent reserved hereunder and the rent Landlord receives under a lease with the replacement tenant.

         16. SURRENDER OF LEASED PREMISES. Any alterations, improvements or additions to the Leased Premises made by or at the request of Tenant shall remain upon the Leased Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord unless Landlord shall, in accordance with Article 8, give written notice to Tenant to remove such alterations, improvements and additions. Tenant shall repair any damage caused by the installation and/or removal (including, without limitation, repairing and patching holes, replacing ceiling, floor and wall surfaces and repainting), and restore the Leased Premises to substantially the same condition in which it existed prior to the time that any such alterations, improvements or additions were made, reasonable wear and tear excepted. Tenant shall have the right to remove any of its fixtures, equipment or furnishings from the Leased Premises provided that Tenant shall repair any damage to the Leased Premises or the Building resulting from such removal. Should Tenant fail to remove any such alterations, improvements or additions or to repair such damage when required or requested by Landlord so to do pursuant to this Section 16, Landlord may do so, and the cost and expense thereof shall be paid by Tenant to Landlord as Additional Rent.

                  Any personal property which shall remain in the Leased Premises or any part thereof after the expiration or earlier termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as Landlord's property or may be disposed of in such manner as Landlord may see fit, provided that notwithstanding the foregoing Tenant shall, upon request of Landlord made no later then ten (10) days after the expiration or earlier termination of this Lease, promptly remove from the Building any such personal property at Tenant's own cost and expense. Should Tenant fail so to do, Landlord may do so, and the cost and expense thereof shall be paid by Tenant to Landlord as Additional Rent. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale(s) as Landlord's property. The covenants contained in this Section 16 shall survive the expiration or earlier termination of this Lease.

         17. MISCELLANEOUS COVENANTS. In addition to those covenants and conditions which are set forth elsewhere herein, Tenant agrees:

                  (a) To secure and maintain in effect any governmental approvals, licenses and permits as may be required for Tenant's use and occupancy of the Leased Premises.

                  (b) To comply with all applicable laws, codes and regulations of governmental authorities applicable to Tenant's use and occupancy of the Leased Premises and all rules and regulations of insurers of the Leased Premises and the National Board of Fire Underwriters as they apply to Tenant's use and occupancy of the Leased Premises.

Notwithstanding anything to the contrary in this paragraph (b), if any such laws, ordinances, regulations or orders shall require structural alterations to be made in or to the Leased Premises (such as the installation of sprinklers), and provided that such alterations are required generally in all office buildings in Bensalem Township and are not required as a result of the specific nature of Tenant's design, layout, configuration or use of the Leased Premises or caused by Tenant or any of its employees, agents, contractors or subtenant's, then it shall be Landlord's responsibility to make such structural alterations, the cost of which shall be included in Operating Expenses after being amortized over the useful life of such alterations, but in no event over a period of less than ten (10) years.

                  (c) If the Leased Premises include less than an entire floor of the Building, to not place, erect, maintain or display any sign or other marking of any kind whatsoever on the exterior surface of the walls of the Leased Premises or on any door which faces any common corridor or hallway, without the prior written approval of Landlord, which approval shall not be unreasonably withheld for a single sign, provided that the same conforms to the sign standards as are then established by Landlord generally for the Building, and to not install or replace any entrance door or other door facing on any common corridor or hallway other than the standard door supplied by Landlord, without the prior written approval of Landlord.

                  (d) Not to use or place any curtains, blinds, drapes, coverings or signs over any exterior windows or upon the window surfaces as would be visible from the outside of the Building without the prior written approval of Landlord.

                  (e) Without the prior written consent of Landlord, not to place within the Leased Premises or bring into the Building any machinery, equipment or other personality other than customary office furnishings and small machinery such as typewriters and other similar items of office equipment, and customary kitchen equipment to be used exclusively by Tenant's employees, or any machinery or other personality having a weight on the average in excess of the floor bearing capacity of one hundred (100) pounds per square foot. Landlord in its sole discretion, may condition any consent given pursuant to this sub-section 17(e) upon the requirement that Tenant pay all costs of all structural and other alterations, changes or additions reasonably required to be made to the Leased Premises and the Building, in the sole judgment of Landlord, for the safe support of such machinery, equipment or personality, together with all costs of engineering or other studies required in the sole judgment of Landlord, to determine the required structural and other alterations, changes or additions.

         18. RULES AND REGULATIONS. Tenant covenants and agrees that Tenant, its servants, employees, agents, invitees, licensees and other visitors shall observe faithfully, and comply strictly with, the Rules and Regulations contained in Exhibit "A", attached hereto and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may, after written notice to Tenant, from time to time adopt. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, invitees, licensees or other visitors. Landlord agrees that the Rules and Regulations shall not be enforced so as to discriminate against Tenant or unreasonably interfere with Tenant's use of the Leased Premises and that the Rules and Regulations shall be enforced uniformly against all tenants in the Building; PROVIDED, HOWEVER, that Landlord shall not be liable to Tenant for Landlord's failure to enforce the Rules and Regulations against any other tenants. Tenant shall not be obligated to comply with any Rules and Regulations or amendments thereto until Tenant has received a written copy of such Rules and Regulations.

         19. PERFORMANCE OF COVENANTS.

                  (a) If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Leased Premises, as may be necessary or appropriate to meet the requirements of any such covenant or condition, provided that Landlord shall have given Tenant at least five (5) business days prior written notice of Landlord's intention to do so, unless an emergency situation exists, in which case Landlord shall have the right to proceed immediately after telephonic notice to Tenant; and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest at the Overdue Interest Rate from the date of expenditure(s) by Landlord, as Additional Rent. Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of Tenant's default.

                  (b) In the event of the failure by Landlord, after thirty (30) days' prior written notice thereof, to perform any of the provisions, covenants, agreements or conditions of this Lease on its part to be performed the non-performance of which affect Tenant's use and occupancy of the Leased Premises, Tenant may, in addition to any remedies available to it at law or in equity, perform the same for and on behalf of Landlord, the cost of which performance, upon the proper payment thereof, shall be paid to Tenant by Landlord upon demand plus interest at the Overdue Interest Rate from the date of demand, provided, however that nothing herein shall require Landlord to reimburse Tenant for any cost which is payable by Tenant as an Operating Expense pursuant to Section 6 of this Lease.

         20. EMINENT DOMAIN. In the event of the exercise of the power of eminent domain (a) whereby such portion of the Building is taken such that access to the Leased Premises is permanently impaired thereby and reasonable alternate access is not provided by Landlord within a time period which is reasonable under the circumstances, (b) all or substantially all of the Leased Premises or the Building is taken, (c) if less than substantially all of the Building is taken but Landlord, acting in good faith, determines that it is economically unfeasible to continue to operate the uncondemned portion as a first-class office building, or (d) if less than substantially all of the Leased Premises is taken, but Tenant, acting in good faith, determines that because of such taking it is economically unfeasible to continue to conduct its business in the uncondemned portion of the Leased Premises, then in the case of (a) or (b), either party, and in the case of (c), Landlord, and in the case of (d), Tenant, shall have the right to terminate this Lease as of the date when possession of that part which was taken is required to be delivered or surrendered to the condemning authority; and in such case all rent and other charges shall be adjusted to the date of termination. Notwithstanding that the entire Leased Premises are not condemned or taken for any public or quasi-public use or purpose, Tenant shall have the right to terminate this Lease in the event that
(i) vehicular access to the parking lot servicing the Leased Premises is taken, or (ii) more than ten percent of the existing parking spaces servicing the Leased Premises are taken (unless Landlord replaces the lost parking spaces with new parking spaces within reasonable proximity to the Leased Premises). The foregoing right of termination shall be applicable to the taking of any estate or interest whatsoever which, as a matter of law, would deprive Landlord or Tenant of any right to possession (in common with others, as to common areas of the Building) for any period in excess of sixty (60) consecutive days from the date of taking, whether or not the taking be in fee, for a term of years or of any other estate or interest; and a taking shall include the transfer of title or of any interest in the Building by deed or other instrument in settlement of or in lieu of transfer by operation of law incident to condemnation proceedings.

                  Tenant shall have no right to participate or share in any condemnation claim, damage award or settlement in lieu thereof with respect to any taking of any nature; provided, however, that Tenant shall not be precluded from claiming or receiving payment for Tenant's relocation and moving expenses and the unamortized cost of any improvements installed by Tenant as may be specifically permitted under applicable law to tenants generally so long as the amount of the same is not subtracted from the award which Landlord is entitled to receive.

         21. CASUALTY DAMAGE. In the event of damage to or destruction of the Leased Premises caused by fire or other casualty, or of the entrances and other common facilities necessary to provide normal access to the Leased Premises, or to other portions of the Building or its equipment which portions and equipment are necessary to provide services to the Leased Premises in accordance herewith, Landlord shall undertake to make and complete repairs and restorations as hereafter provided, unless this Lease be terminated by Landlord or Tenant or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration.

                  If (a) the damage is of such nature or extent, in Landlord's sole judgment, that more than one hundred and eighty (180) consecutive days, after commencement of the work, would be required (with normal work crews and hours) to repair and restore the part of the Leased Premises or the Building which has been damaged, or (b) a substantial portion of the Leased Premises or the Building is so damaged that, in Landlord's sole judgment, it is uneconomic to restore or repair the Leased Premises or the Building, as the case may be, or
(c) less than two (2) years remain on the Lease Term (unless there are renewal right(s) available to Tenant, and Tenant elects to exercise such available renewal right), Landlord shall so advise Tenant promptly, and either party, in the case described in clause (a) above, or Landlord, in the case described in clauses (b) or (c) above, for a period of ten (10) days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty
(30) days after the date of such notice.

                  In the event of such fire or other casualty, if this Lease is not terminated pursuant to the terms of this Section 21, if sufficient casualty insurance proceeds are available for use for such restoration or repair, and if this Lease is then in full force and effect, Landlord shall proceed diligently to restore the Leased Premises (including the Improvements) to substantially its condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which Tenant may have installed (whether or not Tenant has the right or the obligation to remove the same or is required to leave the same on the Leased Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all cost as may be incurred by Landlord in connection therewith. Landlord is not required hereunder to insure any improvements or alterations made by Tenant, to the Leased Premises, or any fixtures, equipment or other property of Tenant. Tenant shall have the right, at its sole expense, to insure the value of its leasehold improvements, fixtures, equipment or other property located in the Leased Premises, for the purpose of providing funds to Landlord to repair and restore the Leased Premises to substantially its condition prior to the occurrence of the damage. If there be any such alteration, fixtures or additions and Tenant does not assure or agree to assure payment of the cost of restoration or repair as aforesaid, Landlord shall have the right to determine the manner in which the Leased Premises shall be restored so as to be substantially as the Leased Premises existed prior to the damage occurring, as if such alterations, additions or fixtures had not then been made or installed. The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete repairs and restoration of the Leased Premises or of the Building within one hundred eighty (180) consecutive days after commencement of work, even if Landlord had in good faith notified Tenant that the repair and restoration could be completed within such period, provided that Landlord proceeds diligently with such repair and restoration, further provided that in the event Landlord fails to complete the repairs and restoration within two hundred ten (210) consecutive days after commencement of work for any reason other than a delay caused by Tenant, Tenant shall have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord, in which event this Lease shall terminate automatically at the end of such 30-day period unless Landlord has completed the repairs and restorations prior to the end of the 30-day period.

                  In the case of damage to the Leased Premises which is of a nature or extent that Tenant's continued occupancy is substantially impaired as reasonably determined by Tenant, the Annual Fixed Rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment. Anything to the contrary in this Lease notwithstanding, expressed or implied, Landlord shall have no liability to Tenant for and shall have no duty to repair, replace or restore any damage whatsoever, occurring as a result of leakage or seepage of water or any other liquid from any source whatsoever, or breakage of any pipes, mains or other plumbing located in or about the Building, or snow, frost, steam, excessive heat or cold, falling plaster, sewage, gas, odors, noise, or by air conditioning or heating apparatus. Provided, however, Landlord shall repair, replace and restore as an Operating Expense (unless Landlord receives insurance proceeds for the cost of such repair) of the Building, all damage to the Building structure, systems and fixtures. Tenant shall be responsible to insure and/or repair all of Tenant's leasehold improvements and all equipment, fixtures and personal property located in the Leased Premises.

         22. HOLD HARMLESS; PUBLIC LIABILITY INSURANCE; WAIVER OF
             SUBROGATION.

                  (a) Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, owner of the Lot and Landlord's managing agent, if any, harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (a) any accident or matter occurring on the Leased Premises, causing injury to persons or damage to property (including, without limitation, the Leased Premises), unless such accident or other matter resulted from the negligence or otherwise tortious act of Landlord or

Landlord's agents or employees, or (b) the negligence or otherwise tortious act of Tenant or anyone in or about the Building on behalf or at the invitation or right of Tenant.

                  (b) Tenant shall keep in force at its own expense comprehensive general liability insurance (including a contractual liability insurance endorsement) in companies acceptable to Landlord sufficient to cover such indemnification and naming as additional insured Landlord, owner of the Lot, Landlord's managing agent, if any, and Tenant against claims for personal injury, including bodily injury, death or property damage in amounts not less than $1,000,000 (or such higher limits as may be determined by Landlord), and Tenant will further deposit the policy or policies of such insurance, or certificates thereof, with Landlord. Said policy or policies of insurance or certificates thereof shall have attached thereto an endorsement that such policy shall not be canceled without at least ten (10) days prior written notice to Landlord and Landlord's managing agent, if any, and that no act or omission of Tenant shall invalidate the interest of Landlord under said insurance.

                  (c) Landlord covenants and agrees to exonerate, indemnify, defend, protect and save Tenant harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of
(a) any accident or matter occurring on the Lot outside of the Leased Premises, causing injury to persons or damage to property (including, without limitation, the Leased Premises), unless such accident or other matter resulted from the negligence or otherwise tortious act of Tenant or Tenant's agents or employees, or (b) the negligence or otherwise tortious act of Landlord or anyone in or about the Building on behalf or at the invitation or right of Landlord.

                  (d) Landlord shall keep in force as an Operating Expense 100% replacement value "all-risk" property insurance and comprehensive general liability insurance (including a contractual liability insurance endorsement) sufficient to cover such indemnification against claims for personal injury, including bodily injury, death or property damage in amounts not less than $2,000,000.

                  (e) Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property covered by any insurance then in force, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

         23. MORTGAGEE AND OTHER AGREEMENTS. In the event any person, firm, corporation or other entity who is a party to any instrument to which this Lease is subject or subordinate (including, without limitation, any mortgage now or hereafter placed upon the Building or Lot or on any interest created therein) or their successor(s), succeeds thereunder to the interest of Landlord hereunder in the Building or the Lot, or acquires the right to possession of the Building or the Lot, such person, firm, corporation or other entity shall not be (a) liable for any act or omission of the party named above as Landlord under this Lease;
(b) liable for the performance of

Landlord's covenants hereunder which arise and accrue prior to such person, firm, corporation or other entity succeeding to the interest of Landlord hereunder or acquiring such right to possession; (c) subject to any offsets or defenses which Tenant may have at any time against Landlord; (d) bound by any rent which Tenant may have paid previously for more than one (1) month in advance; and (e) shall not be bound by any amendment or modification hereof relating to the reduction of rent, shortening of term, or effecting a cancellation or surrender hereof and made without the consent of such person, firm, corporation or other entity.

                  The parties hereto agree, from time to time as may be requested, to execute, acknowledge and deliver an estoppel letter certifying to such party as may be designated in the request, including any mortgagee, that this Lease is in full force and effect and has not been amended, modified or superseded, that Landlord has satisfactorily completed all construction work required by this Lease, that Tenant has accepted the Leased Premises and is now in possession thereof, that Tenant has no defense, offsets or counterclaims hereunder or otherwise against Landlord with respect to this Lease or the Leased Premises and neither Landlord nor Tenant is in default hereunder (or if any of the foregoing not be the case, specifying in reasonable detail the extent and nature thereof), that Tenant has no knowledge of any pledge or assignment of this Lease or rentals hereunder, that rent is accruing under this Lease but has not been paid more than one (1) month in advance and the date to which rent has been paid; and any other instrument as may be reasonably requested to be executed by Tenant by any mortgagee of the Lot or the Building or any interest therein, so long as the rights of Tenant as provided for by this Lease are not materially affected by any such other instrument. Tenant's estoppel letter shall be in the form of Exhibit "B" attached hereto and made a part hereof, or in such other form as Landlord or its mortgagee shall hereafter proscribe.

         24. SUBORDINATION AND ATTORNMENT. This Lease and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter placed upon the Lot, the Building or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of the same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Lot and the Building including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

                  Landlord shall, as an express condition to Tenant's agreement to subordinate this Lease to any mortgage or other encumbrance now or hereafter placed upon the Building, obtain a non-disturbance agreement from the holder of such mortgage or other encumbrance now or hereafter placed upon the Building providing that (i) the holder of such mortgage or other encumbrance shall not disturb Tenant's possession under this Lease in the event of foreclosure, transfer in lieu thereof, and other enforcement proceedings, provided that tenant shall not be in default hereunder, (ii) the holder of such mortgage or other encumbrance agrees that a foreclosure will not terminate or void any option to renew or purchase, and (iii) provided Tenant leases more than 50% of the Building's rentable area the holder of such Mortgage or other encumbrance shall permit insurance proceeds and condemnation award to be used to restore the Leased Premises and Building.

         25. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Leased Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. It will not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of a proposed assignee or subtenant is unsatisfactory to Landlord in the exercise of its reasonable business judgment. Anything contained herein to the contrary notwithstanding, Tenant may assign this Lease or sublet the Leased Premises or any portion thereof, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant's business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, (iii) the use of the Leased Premises remains unchanged, and (iv) provided that the surviving corporation or acquirer has a "net worth" (excluding intangible assets) in excess of that of Tenant at the time of the merger, consolidation or acquisition.

                  Tenant's request for consent shall be in writing and contain the name, address, and description of the business of the proposed assignee or subtenant, its most recent financial statement and the other evidence of financial responsibility, its intended use of the Leased Premises, and the terms and conditions of the proposed assignment or subletting.

                  Within fifteen (15) days from receipt of such request, Landlord shall either: (a) grant or refuse consent; or (b) elect to require Tenant (i) to execute an assignment of lease or sublease of Tenant's interest hereunder to Landlord or its designee upon the same terms and conditions as are contained herein, together with an assignment of Tenant's interest as sublessor in any such proposed sublease, or (ii) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the term hereof effective as of the last day of the second month following the month in which the request was received.

                  Each assignee hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in recordable form containing a covenant of assumption by the assignee, but the failure or refusal of assignee to execute the same shall not release assignee from its liability as set forth herein.

                  All the foregoing notwithstanding, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Leased Premises or any portion thereof, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance or any right or interest in the possession, use or occupancy of any part of the Leased Premises.

                  Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 25 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.

         26. DEFAULT. Any other provisions in the Lease notwithstanding, it shall be an Event of Default under this Lease if Tenant fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues for a period of ten (10) days after written notice given by or on behalf of Landlord to Tenant, provided, however, Landlord need not give any such written notice, for non-payment of rent and Tenant shall not be entitled to any such period of grace, more than twice in any twelve (12) month period, Tenant abandons the Leased Premises or uses or occupies the Leased Premises otherwise than as permitted by Sections 1 and 9 hereof, or assigns or sublets, or purports to assign or sublet, the Leased Premises or any part thereof otherwise than in the manner and upon the conditions set forth in Section 25 hereof, Tenant fails to observe or perform any other covenant or agreement of Tenant herein contained and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than thirty (30) days and such additional time, if any, as is reasonably necessary to cure such failure, provided Tenant commences to cure such failure within such thirty (30) day period and diligently thereafter prosecutes such cure to completion, without Landlord's prior written consent, Tenant removes or attempts to remove or manifests an intention to remove any or all of Tenant's property from the Leased Premises otherwise than in the ordinary and usual course of business, Tenant makes any assignment for the benefit of creditors; Tenant commits an act of bankruptcy or files a petition or commences any proceeding under any bankruptcy or insolvency law; a petition is filed or any proceeding is commenced against Tenant under any bankruptcy or insolvency law and such petition or proceeding is not dismissed within thirty (30) days; Tenant is adjudicated a bankrupt; Tenant by any act indicates its consent to, approval of or acquiescence in, or a court approves, a petition filed or proceeding commenced against Tenant under any bankruptcy or insolvency law; a receiver or other official is appointed for Tenant or for a substantial part of Tenant's assets or for Tenant's interests in this Lease; any attachment or execution against a substantial part of Tenant's assets or of Tenant's interest in this Lease remains unstayed or undismissed for a period of more than ten (10) days; a substantial part of Tenant's assets or of Tenant's interest in this Lease is taken by legal process in any action against Tenant, or any of the foregoing occur as to any guarantor or surety of Tenant's performance under this Lease, or such guarantor or surety defaults on any provision under its guaranty or suretyship agreement.

                  If Landlord should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such thirty
(30) day
period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity at its option, upon written notice, incur any expense necessary to perform the obligation of Landlord specified in such notice and Landlord shall reimburse Tenant promptly after receipt of a statement therefor from Tenant.

         27. LANDLORD'S REMEDIES.

                  (a) If an Event of Default hereunder shall have happened and be continuing, Landlord may, at its option:

                           (i) declare due and payable and sue for and recover,
all unpaid Fixed Rent for the unexpired period of the Lease Term (and also all Additional Rent as the amounts(s) of same can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder, such sum to be discounted at the prevailing yield to maturity on United States Treasury Notes having the closest maturity to the expiration date of the Lease Term; provided, however, that the remedies set forth in this subparagraph (i) shall only be available to Landlord in the event Tenant defaults by failing to pay any installment of Fixed Rent or Operating Expense Estimate or Operating Expense Adjustment in accordance with Section 26 above, and/or

                           (ii) collect or bring action for such Fixed Rent and
Additional Rent as being rent in arrears, or may enter judgment therefor in an amicable action as herein elsewhere provided for in case of rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Fixed Rent and Additional Rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof, and/or

                           (iii) terminate the Lease Term by giving written
notice thereof to Tenant and, upon the giving of such notice, the Lease Term and the estate hereby granted shall expire and terminate with the same force and effect as though the date of such notice was the date hereinbefore fixed for the expiration of the Lease Term, and all rights of Tenant hereunder shall expire and terminate, but Tenant shall remain liable as hereinafter provided, and/or

                           (iv) exercise any other rights and remedies available
to Landlord at law or in equity.

                  (b) If any Event of Default shall have happened and be continuing, Landlord may, whether or not the Lease Term has been terminated as herein provided, re-enter and repossess the Leased Premises or any part thereof by summary proceedings, ejectment or otherwise and Landlord shall have the right to remove all persons and property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal; and no such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate the Lease Term unless a written notice of such intention be given to Tenant pursuant to Section 26(a)(ii) or unless the termination of this Lease be decreed by a court of competent jurisdiction.

                  (c) At any time or from time to time after the repossession of the Leased Premises or any part thereof pursuant to Section 26(b), whether or not the Lease Term shall have been terminated pursuant to Section 26(a)(ii), Landlord will attempt to relet all or any part of the Leased Premises for the account of Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine, and Landlord may collect and receive any rents payable by reason of such reletting; provided that Landlord shall not be obligated to relet the Leased Premises so long as Landlord has other comparable space available for lease in the Building. Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting, or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Premises or any part thereof to the extent deemed by Landlord desirable or convenient, and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended by Landlord.

                  (d) No expiration or termination of the Lease Term pursuant to
Section 26(a)(ii), by operation of law or otherwise, and no repossession of the Leased Premises or any part thereof pursuant to Section 26(b), or otherwise, and no reletting of the Leased Premises or any part thereof pursuant to Section 26(c) shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination, repossession or reletting.

                  (e) In the event of any expiration or termination of this Lease or repossession of the Leased Premises or any part thereof by reason of an occurrence of an Event of Default, and Landlord has not elected to accelerate rent pursuant to Section 27(a)(i), Tenant shall pay to Landlord the Fixed Rent, Additional Rent and other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession; and, thereafter, Tenant shall, until the end of what would have been the expiration of the Lease Term in the absence of such expiration, termination or repossession, and whether or not the Leased Premises or any part thereof shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages, the Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less the net proceeds, if any, of any reletting effected for the account of Tenant pursuant to Section 26(c), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including, without limitation, all related reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, alteration costs and expenses of preparation for such reletting). Tenant shall pay such current damages on the days on which the Fixed Rent would have been payable under this Lease in the absence of such expiration, termination or repossession, and Landlord shall be entitled to recover the same from Tenant on each such day.

                  (f) At any time after such expiration or termination of this Lease or repossession of the Leased Premises or any part thereof by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to Section 26(e), Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, unless Tenant has paid the whole of accelerated rent pursuant to Section 27(a)(i), as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of Fixed Rent, Additional Rent and other sums which would be payable under this Lease for the remainder of the Lease Term from the date of such demand (or, if it be earlier, the date to which Tenant shall have satisfied in full its obligations under Section 26(e) to pay current damages) for what would have been the then unexpired term of this Lease in the absence of such expiration, termination or repossession, discounted at the prevailing yield to maturity on United States Treasury Notes having the closest maturity to the expiration date of the Lease Term, over the then fair rental value of the Leased Premises for the same period, discounted at a like rate. If any statute or rule of law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

                  (g) Tenant, in consideration for the execution of this Lease by Landlord and for the covenants and agreements on the part of Landlord herein contained, and fully comprehending the relinquishment of certain rights including rights of pre-judgment notice and hearing, hereby expressly authorizes any attorney of any Court of Record to accept service of process for, to appear for, and to confess judgment against Tenant in any and all actions brought hereunder by Landlord against Tenant to recover possession from time to time of the Leased Premises in accordance with the terms hereof (and Tenant agrees that upon the entry of each judgment for said possession a Writ of Possession or other appropriate process may issue forthwith).

                  (h) In any action for ejectment or for distraint, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding. The authority to confess judgment against Tenant hereunder shall not be exhausted by one (1) exercise thereof, but judgment may be confessed as provided herein from time to time as often as any Event of Default occurs under this Lease, and such authority may be exercised as well after the expiration of the Lease Term and/or during or after the expiration of any extended or renewal term.

                 (i) No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy herein by law provided, but each shall be cumulative and in addition to every right or remedy given herein or now or hereafter existing at law or in equity or by statute.

                  (j) No waiver by either party of any breach by the other of any of the other's obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by either party to seek a remedy for any breach by the other be a waiver by either party or any rights and remedies with respect to such or any subsequent breach.

                  (k) In the event of a breach or threatened breach by either party of any of the covenants or provisions hereof, the other shall have the right of injunction and right to invoke any remedy allowed at law or in equity as if re-entry summary proceedings and other remedies were not herein provided for.

                  (l) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Leased Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

         28. LEGAL FEES AND OTHER COSTS. The prevailing party in any enforcement proceeding shall be entitled to reimbursement of all reasonable legal fees and expenses by the non-prevailing party.

         29. LATE CHARGE. If any installment of Fixed Rent, Additional Rent or other sums payable by Tenant to Landlord under this Lease shall not be paid on the due date thereof, Tenant shall pay to Landlord a "late charge" of three percent (3%) of the amount so due for the purpose of defraying the expense incident to handling such delinquent payment.

         30. SUCCESSORS AND ASSIGNS. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Building and/or the Lot shall be liable only for obligations accruing during the period of its ownership or interest in the Building or the Lot; and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Building or the Lot, Tenant shall look solely to the successors in title for the performance of Landlord's obligations hereunder. The liability of Landlord or any successive owner of the Building and/or the Lot hereunder and all of its officers, employees, shareholders or joint venturers or partners, if any, whether general or limited, shall be limited to Landlord's estate or other title or interest in the Building and/or the Lot.

         31. WAIVERS. No delay or forbearance by either party in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by such party shall be construed, respectively, to be a waiver of such party's rights or to represent any agreement by such party to undertake or perform such act or matter thereafter.

         32. WAIVER OF TRIAL BY JURY. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of or occupancy of the Leased Premises and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

         33. SEVERABILITY. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

         34. NOTICES; PAYMENT OF RENT.

                  (a) Each notice, demand, request or other communication required or permitted under the terms of this Lease shall be in writing and, unless and until otherwise specified in a written notice by the party to receive it, shall be sent to the parties at the following respective addresses:

                  if intended for Tenant:

                  WorldGate Communications, Inc.
                  3220 Tillman Drive, Suite 300
                  Bensalem, PA 19020

                           Attention: Randall J. Gort, V.P. and General Counsel FAX NO.: (215) 633-9590

                  If intended for Landlord:

                  c/o Balanced Capital LLC
                  580 Virginia Drive, Suite 202
                  Fort Washington, PA 19034

                           Attention: Frank Seidman
                           FAX NO.: (215) 542-8824

                  with a copy to:

                  Virginia M. Duffy, Esquire
                  801 Old York Road, Suite 301
                  Jenkintown, PA 19026-1611

                           FAX NO.: (215) 885-7543

Notices may be given on behalf of any party by its legal counsel.

                  (b) Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) hand delivered or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid or (iii) delivered to a nationally recognized overnight courier service for next business day (or sooner) delivery or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed in this Section, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in the manner specified in either clause (iii) of this subsection (b) or be hand delivered by the next business day.

                  (c) Each such notice, demand, request or other communication shall be deemed to have been received by its addressee, and to have been effectively given, upon the earlier of (i) actual delivery, (ii) refusal of acceptance at the proper address or (iii) three business days after deposit thereof at any main or branch United States post office, if sent in accordance with clause (ii) of subsection (b) of this Section and (iv) one business day after delivery to the courier, if sent pursuant to clause (iii) of subsection
(b) of this Section; provided that in the case of delivery by telecopier or facsimile transmission, any transmission not received by 5:00 p.m. on a business day shall be deemed to have been given on the next business day after receipt.

                  (d) All payments of rent and any other charges under this Lease shall be paid to Landlord at the address of Landlord provided in this Section or at such other address as Landlord may specify in written notice given pursuant hereto.

         35. AMENDMENT AND MODIFICATIONS. This Lease contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant.

         36. SECURITY DEPOSIT; OPTION TO USE LETTER OF CREDIT.

                  (a) Tenant shall deposit the sum of $1,026,000 with Landlord as a security deposit (the "Security Deposit") to be held by Landlord as security for Tenant's performance of all of Tenant's obligations under this Lease. Landlord shall deposit the Security Deposit in a segregated interest-bearing account, and all interest earned on the account shall be paid to Tenant at such time as the Security Deposit is returned to Tenant. Landlord, in its sole discretion, may apply the Security Deposit to cure any Event of Default under this Lease. If any such application is made, upon notice by Landlord to Tenant, Tenant shall promptly replace the amount so applied. Within thirty (30) days after expiration or earlier termination of this Lease, Landlord shall return the Security Deposit (less any portion thereof applied to reimburse Landlord for amounts due by reason of an Event of Default) to Tenant. Tenant will not look to any foreclosing mortgagee on the Lot or Building or any interest therein for the return of the Security Deposit unless the mortgagee has expressly assumed Landlord's obligations under this Lease or has actually received the balance of the Security Deposit. In the event Landlord sells the Lot and Building and transfers the Security Deposit to a new owner of the Lot and Building, Tenant shall look solely to such new owner for the return of the balance of the Security Deposit.

                  (b) As long as Tenant has not exercised its right of termination under Section 3(c) of this Lease and there is no uncured monetary Event of Default, the amount of the Security Deposit shall be reduced at the end of the sixth month of each Lease Year as provided in Section 1, and any excess Security Deposit shall be returned to Tenant within ten (10) business days after Tenant's written request therefor. The Security Deposit shall be waived (and returned to Tenant within ten (10) business days after Tenant's written request therefor) if Tenant becomes a public company characterized as investment grade by Standard & Poors, and in the latter event, the requirement of a Security Deposit shall be waived as long as Tenant remains an Standard & Poors investment grade company. Upon cancellation of this Lease by Tenant under Section 3(c) and payment of the early termination payment set forth therein (to the extent not waived as set forth therein), the Security Deposit shall be returned to Tenant, within ten
(10) business days after Tenant's written request therefor.

                  (c) In lieu of a cash Security Deposit, Tenant may replace the Security Deposit required under Section 1 with a letter of credit (referred to in this Agreement as the "Letter of Credit." If Tenant elects to deliver a Letter of Credit, then the Letter of Credit, the following provisions shall apply:

                           (i) The Letter of Credit shall be irrevocable, shall
be drawn on a commercial bank reasonably acceptable to Landlord, shall name the Landlord as Beneficiary, shall have a term of at least twelve months at a time and shall initially be in the amount of $1,026,000. No later than thirty five
(35) days prior to the then scheduled expiration date of the Letter of Credit, Tenant shall deliver a new letter of credit or an amendment extending the expiration date of the existing letter for at least twelve additional months. If and when Tenant is entitled to a reduction in the amount of the Security Deposit as provided in Section 1 and Section 36(b), Landlord will accept an amendment to the Letter of Credit reducing the amount thereof to the reduced amount permitted hereunder.

                           (ii) The Letter of Credit shall state that it may be
drawn by the Landlord upon presentation to the issuing bank of the original letter of credit and a letter referencing this Lease by date and names of the parties, signed by a partner, member or officer of the Landlord, certifying that

                                    (A) "This letter of credit expires less than
thirty five (35) days from the date of this draw, and WorldGate Communications, Inc. (Tenant) has failed to deliver to the undersigned a new letter of credit or amendment of the existing letter of credit extending the expiration date for at least twelve additional months" OR

                                    (B) "An Event of Default has occurred under
the Lease which has not been cured as of the close of business on the business day preceding presentation of this Letter of Credit."

                           (iii) If Landlord draws upon the Letter of Credit
under this Section 36(c), the cash proceeds of the Letter of Credit shall be held and disposed of in accordance with the provisions of this Lease applicable to the cash Security Deposit. Nothing in this Section shall be deemed a waiver of any rights Tenant may have against Landlord if Landlord makes a certification under clause (ii) which is false when made.

                           (iv) If Tenant elects to secure its obligations with
a Letter of Credit, (A) upon transfer of the Property by Landlord, Landlord may require amendment of the Letter of Credit to name the new owner as Beneficiary; and (B) upon change in the amount of the required Security Deposit under Subsection 36(b) above, Landlord shall accept a modification reducing the amount in accordance with Section 36(b).

                  (d) Tenant shall deliver the Security Deposit to Landlord no later than December 15, 1998 (the "Security Deposit Delivery Date"), provided, however, that if settlement on Landlord's acquisition of the Property is scheduled for a date later than December 17, 1998,

Landlord shall so notify Tenant and in that event, the Security Deposit Delivery Date shall be extended by Landlord to the date which is two business days before Landlord's scheduled settlement. If the Security Deposit is cash, Tenant shall deliver immediately available funds by wire transfer on the Security Deposit Delivery Date, to an account designated by Landlord. If the Security Deposit is to be a Letter of Credit, then Tenant shall deliver a draft of the proposed letter for Landlord's approval no later than December 5th, and shall delivery the signed original Letter of Credit at Landlord's offices by 5:00 p.m. on the Security Deposit Delivery Date. Tenant acknowledges that Landlord will not acquire the Property without the Security Deposit, and accordingly that time for delivery is strictly of the essence of this Agreement. Notwithstanding any other provision of this Lease, there shall be no notice and cure period for failure to deliver the Security Deposit on time. If Tenant fails to deliver the Security Deposit on time, it shall be an immediate Event of Default entitling Landlord to cancel this Lease at Landlord's option.

         37. ENVIRONMENTAL MATTERS.

                  (a) Tenant shall promptly deliver to Landlord copies of any of the following documents that Tenant receives or prepares:

                           (i) applications or other materials regarding the
Land, Building, or Leased Premises submitted to any governmental agency in compliance with Environmental Statutes;

                           (ii) any notifications regarding the Land, Building,
or Leased Premises submitted to any person pursuant to Environmental Statutes;

                           (iii) any permit, license, approval, amendment or
modification thereto granted regarding the Land, Building, or Leased Premises pursuant to Environmental Statutes;

                           (iv) any record or manifest required to be maintained
regarding the Land, Building, or Leased Premises pursuant to Environmental Statutes; and

                           (v) any correspondence, notice of violation, summons,
order, complaint or other document received by Tenant or its lessees, sublessees or assigns (if permitted), pertaining to the Land, Building, or Leased Premises and to compliance with any Environmental Statutes.

                           "Environmental Statutes" shall mean all statutes,
ordinances, regulations, orders and requirements of common law regulating environmental matters concerning (a) activities at the Land, Building or Leased Premises, (b) repairs or construction of any improvements located on the Land,
(c) handling of any materials, (d) discharges to the air, soil, surface water or ground water, and (e) storage, treatment or disposal of any waste at or connected with any activity at the Land, Building or Leased Premises.

                  (b) In the event that Landlord or Landlord's mortgagee performs or causes to perform an investigation of the Lot or Building for any of the below matters, Tenant shall cooperate with Landlord or Landlord's mortgagee with respect to such investigation:

                           (i) compliance at the Land, Building, or Leased
Premises with Environmental Statutes;

                           (ii) the presence of hazardous substances or
contamination at the Land, Building, or Leased Premises;

                           (iii) the presence at the Land, Building, or Leased
Premises of polychlorinated biphenyls, substances containing polychlorinated biphenyls, asbestos, materials containing asbestos, or unreaformaldehyde foam insulation;

                           (iv) the presence at the Land of (A) a wetland or
other "water of the United States" for purposes of Section 404 of the federal Clean Water Act, 33 U.S.C. Section 1344, or any similar area regulated under any state law, (B) a flood plain or other flood hazard area as defined pursuant to the Pennsylvania Flood Plain Management Act, Pa. Stat. tit. 32, Sections 679.101 to .601 (Purdon Sup. 1989), (C) a portion of the coastal zone for purposes of the federal Coastal Zone Management Act, 16 U.S.C. Sections 1451-1464, or (D) any other area development of which is specifically restricted under applicable law by reason of its physical characteristics or prior use;

                           (v) the presence at the Land, Building, or Leased
Premises of radon products; or

                           (vi) the presence at the Land, Building, or Leased
Premises of tanks presently or formerly used for the storage of any liquid or gas above or below ground.

                  (c) Intentionally omitted.

                  (d) In the event any present or future Federal, State or municipal statute, ordinance, law, rule or regulation requires Landlord or Tenant to obtain a clearance certificate or Declaration of Non-Applicability, similar or dissimilar to those required by the New Jersey Environmental Clean-Up Responsibility Act, upon the expiration or earlier termination of the Lease Term, or upon the sale of the Lot or Building by Landlord, Tenant will apply therefor, or execute and deliver an application therefor to Landlord without delay, and take such action as may be necessary under such applicable statute, ordinance, law, rule or regulation to obtain such clearance certificate or Declaration of Non-Applicability.

                  (e) Landlord shall defend, indemnify and hold harmless Tenant and its directors, officers, employees, contractors, agents, parents, subsidiaries, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys' fees and actual litigation costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance on, under or about the Leased Premises prior to Tenant's taking possession of the Leased Premises, or a breach of any representation, warranty, covenant or agreement contained herein including, without limitation, (i) all actual damages, and (ii) the costs of any required or necessary repairs, cleanup, remediation or detoxification of the Leased Premises.

                  (f) Tenant will not engage in activities in or about the Property which involve the generation, manufacturing, refining, transportation, treatment, storage, emission, release, disposal or handling of hazardous substances, hazardous wastes or hazardous materials (hereinafter collectively called "Hazardous Substances") as such terms are defined under applicable Environmental Statutes except that materials routinely used in office buildings (such as toner for copiers and printers, and maintenance materials) and materials routinely used in the manufacturing and design of circuit boards and similar electronic hardware (such as cleaning solutions) that are or contain Hazardous Substances may be used and stored on the Leased Premises, provided such is incident to and reasonably necessary for the operation and maintenance of the Leased Premises as permitted under the provisions of this Lease and is in compliance with applicable laws, and further provided that the quantity of Hazardous Substances is not such as would trigger reporting requirements (other than routine requirements under OSHA and other workplace safety laws) under any Environmental Statutes. Should any release of Hazardous Substances or solid waste occur at the Leased Premises or elsewhere on the Property by reason of any act or omission of Tenant, its agents, employees or invitees, the Tenant shall immediately take all measures necessary to contain, remove and dispose off of the Property of all materials released or contaminated by the release and remedy and mitigate all threats to public health or the environment relating to such release. When conducting any such measures the Tenant shall comply with Environmental Statutes. Tenant agrees to indemnify, defend and hold Landlord harmless of, from and against any and all expense, loss, cost or liability incurred or suffered by reason of Tenant's breach of this Section 37(f), but nothing herein shall be deemed to render Tenant liable for actions or omissions of Landlord or for any contamination pre-existing at the Commencement Date. The obligations of Tenant under this Section 37 shall survive any expiration or termination of this Lease.

         38. BROKERS. Landlord and Tenant each represent and warrant to the other that it has not engaged any broker, finder or other person other than the broker, if any, listed in Section 1 hereof, who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Lease. Landlord and Tenant each agree to indemnify and hold harmless the other against any loss, cost, liability or expense incurred by the other as a result of any claim asserted by any other broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of the other. Landlord shall be responsible for the payment of a brokerage fee to the broker listed in Section 1 at Landlord's scheduled commission rate or as otherwise agreed in writing between Landlord and such broker.

         39. FINANCIAL STATEMENTS. Within ninety (90) days following the end of Tenant's fiscal year, Tenant shall deliver to Landlord a copy of Tenant's financial statements (consisting, at a minimum, of Tenant's balance sheet and income statement) for Tenant's fiscal year just ended, certified by an independent certified public accountant as presenting fairly, in all material respects, the financial position of Tenant and the results of its operations in accordance with generally accepted accounting principles. Landlord shall keep any information provided to Landlord in accordance with this Section 39 confidential and shall not disclose such information to any third party. In the event at any time in the future Tenant's stock becomes publicly traded, Tenant may satisfy the requirements of this Section 39 by providing to Landlord the financial information which Tenant files with the Securities and Exchange Commission.

         40. INTENTIONALLY OMITTED.

         41. OPTION TO PURCHASE.

                  (a) GRANT; EXERCISE. Tenant shall have the option to purchase the Property (the "Purchase Option") at any time after Landlord's acquisition of the Property at the purchase price set forth below provided it gives Landlord at least thirty (30) days prior written notice of its desire to exercise the Purchase Option, provided Tenant is not in default of this Lease at the time of such exercise, and further provided that Tenant may not exercise its Purchase Option after the occurrence of a casualty or condemnation which would give either party the right to terminate this Lease unless and until both sides have elected to waive their option to terminate this Lease and any applicable restoration has been completed:

                           (i) The purchase price for the Property shall be an
amount determined by capitalizing the aggregate Annual Fixed Rent payable for the Lease Year in which settlement will occur under the Purchase Option using a nine percent (9%) capitalization rate.

                  (b) SETTLEMENT. Closing shall take place at the offices of Tenant's attorney or title company in the county in which the Leased Premises are located and shall take place no sooner than thirty (30) days and no more than one hundred twenty (120) days after Tenant gives notice of exercise of the Purchase Option and no later than the date on which this Lease is then scheduled to expire by its terms, or as otherwise agreed between the parties. The purchase price shall be paid at closing in cash or by bank certified, treasurer's or cashier's check or by plain check of the title insurance company insuring Tenant's title to the Leased Premises.

                  (c) PROPERTY; TITLE.

                           (i) The Property shall include the Lot, together with
the Building and other buildings, structures and improvements thereon erected and together with all easements, rights and privileges appurtenant thereto, being all of the real property owned by landlord at the location of the Leased Premises. The Property is to be conveyed subject to all easements, conditions, covenants and restrictions of record when Landlord acquires title and otherwise free and clear of all liens, restrictions, encumbrances, and easements of every kind, excepting only: (1) easements and other matters of record that do not affect the use of the Leased Premises as contemplated under this Lease, and (2) such matters as may have been consented to be Tenant between the date of this Lease and the date of closing on the Purchase Option; otherwise, title to the Property shall be good and marketable and such as will be insured by a reputable title company of Tenant's election at regular rates.

                           If Landlord is unable to give a good and
marketable title and such as will be so insured, as required in the preceding paragraph, then Tenant shall have the option of (1) accepting such title as Landlord is able to convey, with no deduction from or adjustment of the purchase price except for deduction of the amount of the then principal, accrued interest and penalties of any encumbrance or other lien or the amount of any outstanding money judgment (with accrued interest and penalties, if applicable) so encumbering the Property, or (2) declining to consummate this purchase; and in the latter event Tenant shall be reimbursed forthwith for all title insurance charges actually incurred in searching title to the Property, there shall be no further obligation or liability on either of the parties hereunder with respect to the Purchase Option and this Lease shall continue in accordance with its terms.

                           (ii) Provided there is a closing hereunder, Tenant
will be responsible for and shall comply, at Tenant's expense, with the requirements of any and all notices or orders served upon Landlord after the date of this Lease and for the payment of any assessments and charges thereafter made for any public improvements, if work in connection therewith is thereafter begun in or about the Leased Premises or adjacent thereto.

                  (d) LOSS OR CASUALTY; CONDEMNATION.

                           (i) Loss or damage to all or any portion of the
Leased Premises caused by fire or other casualty shall not nullify, cause a termination of or otherwise affect the Purchase Option, except as follows: If neither party would have been entitled to cancel this Lease under Section 21 by reason of such casualty, then the Purchase Option shall remain in effect but closing thereunder shall be extended until the date which is 10 business days after Landlord gives notice to Tenant that the damage has been repaired or restored. If the casualty damage is such that either or both parties have a right to cancel this Lease under Section 21, then the following shall apply. If Tenant exercises a right granted in Section 21 to cancel this Lease by reason of the casualty, then the Tenant shall be deemed to have automatically canceled its exercise of the Purchase Option concurrently with the exercise of notice of termination under Section 21. If Tenant has not elected to terminate this Lease under Section 21 but Landlord exercises a right of termination of this Lease under Section 21, then by written notice given to Landlord within 10 business days after Tenant's receipt of Landlord's notice of election to terminate under
Section 21, Tenant shall notify Landlord as to whether or not Tenant elects to cancel this Purchase Option. If Tenant elects not to cancel the Purchase Option, then the parties shall proceed to closing hereunder on a date selected by Tenant no sooner than five business days and no later than 15 business days after Tenant's notice of election. At closing, Tenant shall pay the entire purchase price, Landlord shall assign to Tenant all of Landlord's rights under the property insurance policy for the Building arising out of such casualty, and Landlord shall pay to (or credit Tenant in the amount of) insurance proceeds theretofore received by Landlord arising out of the casualty, less any out-of-pocket costs incurred by Landlord to collect such proceeds, to make and to pay for repairs (including demolition, debris removal and related restoration) completed by Landlord prior to closing, and also net of any rent loss or business interruption proceeds applicable to rent and business losses prior to the date of closing.

                           (ii) Any taking or condemnation for public or
quasi-public purpose or use by any competent authority in appropriate proceedings or by any right of eminent domain of all or any part of the Leased Premises between the date of Tenant's exercise of the Purchase Option and the time of closing hereunder shall not affect the purchase option except as follows. The property conveyed shall be net of any land taken by the condemning authority (or subject to the notice of taking) and all of Landlord's rights with respect thereto shall be assigned to Tenant at settlement. However, if the extent of the taking or condemnation is such that Tenant would have the right to cancel this Lease under Section 20 hereof, and Tenant elects to exercise such termination right under Section 20, then the cancellation of this Lease by Tenant under Section 20 shall be deemed to effect an automatic cancellation of the Purchase Option.

                  (e) FIXTURES, TREES, SHRUBBERY, ETC. All plumbing, heating, air conditioning, ventilating, electrical and lighting fixtures and systems appurtenant to and forming a part of the Leased Premises; all other fixtures of whatever nature or description now in or located on the Leased Premises; any remaining heating fuels stored on the Leased Premises; and all trees, shrubbery and plants in or on the Leased Premises on the date of this Lease are included in the sale and purchase price and shall become the property of Tenant at closing hereunder. None of the foregoing shall be removed or permitted to be removed by Landlord from the Leased Premises after the date of Tenant's exercise of this Option to Purchase provided that settlement takes place.

                  (f) DEFAULT BY TENANT. Should Tenant violate or fail to fulfill or perform any of the terms or conditions of this Lease insofar as they relate to the Purchase Option and if as a result of such breach a closing hereunder shall not occur, then Landlord, as its exclusive remedy for such breach, shall be entitled to receive forthwith from Tenant the sum of $10,000, which sum shall be treated as liquidated damages (and not as a penalty) for such breach; and upon such remittance by Tenant of said sum mentioned herein, Landlord and Tenant shall each be released from all liability or obligation hereunder relating to the Purchase Option and the Purchase Option shall become null and void; provided, however, all other provisions of this Lease shall continue in full force and effect as if Tenant had never exercised the Purchase Option.

                  (g) APPORTIONMENTS; EXPENSES.

                           (i) All rent for the month in which closing takes
place shall be apportioned at closing. Utilities, taxes and other Operating Expenses shall not be apportioned, it being acknowledged that Tenant is responsible for all such costs under this Lease. Landlord shall use all reasonable efforts to make final calculations of any amounts due from Tenant or credits owing to Tenant by reason of Operating Expenses as of the date of closing, and preliminary credits or payments shall be made at closing based on such numbers, subject to post settlement adjustment with respect to any items for which Landlord is reasonably unable to obtain final numbers by closing. All adjustments shall be completed no later than 60 days after closing.

                           (ii) All realty transfer taxes, if any, imposed by
any governmental authority on the conveyance of the Leased Premises by the deed contemplated hereby shall be divided equally between Landlord and Tenant.

                           (iii) Each party shall pay all its own expenses
incurred in connection with the Purchase Option and the transactions contemplated hereby.

                           (iv) A survey will be secured and paid for by
Landlord if (1) the title insurer shall reasonably reason require such a survey, or (2) there has been a physical change in the metes or bounds of the Leased Premises by subdivision, highway or road changes or improvements on or bounding the Leased Premises which would render the existing legal description incomplete, incorrect or inadequate to describe properly the Property to be conveyed hereunder.

                  (h) TENDER. Formal tender of an executed deed and purchase money is hereby waived; but nothing herein shall be deemed a waiver, concurrently with a settlement hereunder, of the obligation of Landlord to execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) a special warranty deed for the Property or the concurrent obligation of Tenant to pay the purchase price.

                  (i) RIGHT OF FIRST OFFER. In the event Landlord receives an expression of serious interest from a third party to purchase the Leased Premises which Landlord is willing to accept, Landlord shall notify Tenant of such offer and Tenant shall then have the right for a period of ten (10) business days following receipt of Landlord's notice to decide if Tenant desires to purchase the Leased Premises in accordance with the terms and conditions set forth in the offer. If Tenant does not notify Landlord within ten (10) business days after receipt of Landlord's notice of Tenant's desire to purchase the Leased Premises, or if Tenant fails to execute an Agreement of Sale within ten
(10) days after receipt of the Agreement of Sale for any reason other than delays caused by Landlord, then Landlord shall be free to sell the Leased Premises to the offering party or its assignee or nominee, and this right shall be of no further force or effect with respect to the Leased Premises unless Landlord fails to complete the sale of the Leased Premises to the offering party or its assignee or nominee; provided, however, that Landlord agrees not to sell the Leased Premises upon terms materially more favorable to the purchaser than those offered to Tenant. "Materially more favorable" shall mean changes which, in the aggregate, effectively reduce the purchase price set forth in the offer by more than two percent (2%). If Landlord complies with the provisions of this
Section 41(i) and the Property is sold, all of Tenant's rights under this subparagraph (i) terminate absolutely and become void.

         42. HEADINGS AND TERMS. The title, headings and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term "Landlord" and the term "Tenant" as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

         43. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         44. PRESENT LEASE. With respect to Tenant's three existing leases for space at 3220 and 3260 Tillman Drive in Glenview Corporate Center between Pitcairn Properties, Inc., as Landlord and Tenant as Tenant (collectively the "Glenview Lease"), the parties agree as follows: As of the date of the beginning of Annual Fixed Rent payments under this Lease, Landlord will contribute up to $363,000 ("Landlord's Contribution") towards the payment of minimum and additional rent due from Tenant under the Glenview Lease from time to time. Payments of Landlord's Contribution shall be made on a monthly basis, by check payable to Tenant on the first day of each month (except that if the Commencement Date of this Lease is not the first day of the month, then the first payment of Landlord's Contribution, apportioned for that month, shall be made on the Commencement Date concurrently with Tenant's first payment of rent under this Lease). The amount of each monthly installment of Landlord's Contribution shall not exceed 79.25% of the applicable monthly payment due from Tenant under the Glenview Lease for minimum rent and any additional rent that is collected in monthly installments under the Glenview Lease. The balance of the monthly payment due under the Glenview Lease shall be the responsibility of Tenant. After Tenant surrenders its space under the Glenview Lease, Landlord and Tenant shall use joint efforts to mitigate the expense under the Glenview Lease by subleasing or negotiating a buyout of the Glenview Lease. Any savings obtained by reason of such efforts shall be shared by Landlord and Tenant in the same proportion (that is 79.25% to Landlord and 20.75% to Tenant).

         45. SIGNS. So long as Tenant is paying Fixed and Additional Rent due under this Lease, Tenant shall have the right to erect signage exterior to the Building exclusive to Tenant at Tenant's own expense provided that (i) such signage is in conformity with all governmental statutes, ordinances and regulations, and (ii) until July 1, 1999, signage shall be subject to Landlord's approval, which will not be withheld as long as the other tenant of the Building does not object.

         46. MEMORANDUM OF LEASE. Landlord agrees, upon Tenant's request, to execute a short form of this Lease within thirty (30) days after the execution and delivery of this Lease. Tenant may record such short form lease at its sole cost and expense. The provisions of this Lease shall control, however, with regard to any omissions from said short form, or with respect to any provisions hereof which may be in conflict with such short form.

         47. ANTENNA(S) INSTALLATION. Should Tenant wish to install an antenna(s) and associated equipment on property belonging to Landlord, including on the roof of the Building, Landlord agrees that said property may be used for such purposes at no additional cost to Tenant, subject to such reasonable approvals, rules and regulations as Landlord may adopt. Landlord grants Tenant the right in common with Landlord and other tenants, subject to the following provisions of this Section, to install, operate and maintain for use by Tenant and any affiliated company (but not to transferred or assigned to a third party), at Tenant's expense and risk, a lawfully permitted antenna(s) and associated equipment (the "Antenna Leased Premises"):

                  (a) Tenant shall submit, at Tenant's expense, a full set of engineering plans and specifications of the proposed antenna(s) installation to Landlord for approval, such approval not to be unreasonably withheld, conditioned or delayed;

                  (b) Tenant shall make all connections by conduit or cable as required between Tenant's equipment in the Leased Premises and the Antenna Leased Premises utilizing Building services, subject to Tenant's payment for reasonable costs of such services, as necessary to effect the operation of the antenna(s). Said connections shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

                  (c) Any antenna(s) installed by Tenant shall be erected and operated so as not to interfere with the operation of any previously erected antenna(s). Tenant agrees to remedy at Tenant's expense any interference with other tenants or third parties caused by the operation of Tenant's antenna(s), and Tenant agrees to indemnify and hold harmless Landlord from all liability and claims, including, without limitation, court costs, attorneys' fees and costs of investigation, related to or arising from the operation and/or maintenance of Tenant's antenna(s);

                  (d) Tenant or Tenant's representatives shall, at all reasonable times, have the unrestricted right to enter or leave the Antenna Leased Premises where the antenna(s) and equipment are located;

                  (e) Landlord agrees that it will not give unauthorized persons access to Tenant's Antenna Leased Premises or equipment;

                  (f) Tenant shall obtain all necessary municipal, state and federal permits and authorizations required to install, maintain and operate an antenna(s) and associated equipment and pay any charges levied by government agencies annually or otherwise which are the sole result of Tenant's having an antenna(s);

                  (g) Tenant agrees to maintain the Antenna Leased Premises and associated equipment in a good state of repair, to save Landlord harmless from any loss, costs or damages as a result of the erection, operation, maintenance, existence or removal of said antenna(s);

                  (h) At the conclusion of the Term, unless Landlord permits otherwise, Tenant shall remove the antenna(s) and surrender and restore the Antenna Leased Premises to Landlord in as good order and same condition as when received;

                  (i) The liability insurance to be carried by Tenant pursuant to the provisions of this Lease shall include coverage for the activity of Tenant on the Antenna Leased Premises. Tenant shall pay any increase in rates for insurance which Landlord is required to carry under the Lease because of the installation and use of the antenna(s) by Tenant; and

                  (j) Any notice or demand required or permitted to be given hereunder shall be made in accordance with the terms of this Lease.

         48. LANDLORD'S WAIVER. Landlord agrees to execute landlord's waivers in conjunction with the financing of Tenant's fixtures, machinery, inventory and/or equipment in form attached hereto as Exhibit "C" and made a part hereof. Tenant shall have the right at all times to remove and/or replace any fixtures, machinery and/or equipment owned by Tenant.

         49. MOVING COSTS. Within ten days after receipt of an invoice therefor (but not prior to Tenant taking possession of the Leased Premises), Landlord shall pay Eighteen Thousand Dollars ($18,000) toward Tenant's costs to move its property to the Leased Premises.

         50. LANDLORD'S CONDITION. The parties acknowledge that Landlord has not yet acquired fee title to the Property, and that it is presently contemplated that Landlord's purchase of the Property from Osiris Holding Corporation ("Existing Owner") is anticipated to proceed to settlement on or prior to December 31, 1998. If for any reason whatsoever [including without limitation an election by Landlord to terminate the agreement prior to expiration of Landlord's due diligence period], the purchase by Landlord (or its assignee or nominee) of the Property from the Existing Owner is not consummated, this Lease shall lapse and become void. Landlord shall respond promptly to inquiries from Tenant as to the status of the proposed acquisition. If the Sale Agreement is not signed by October 15, 1998, or if settlement on the sale and purchase does not occur by January 31, 1999, either party may cancel this Lease by written notice to the other, provided however that Landlord may not exercise its right of termination of this Lease unless and until negotiations and proceedings with the Existing Owner have been terminated.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the date first mentioned.

LANDLORD:

BALANCED CAPITAL LLC


By: /s/ Steven D. Brand                     By: /s/ Frank Seidman
  -----------------------------                ---------------------------
  Steven D. Brand, Manager                     Frank Seidman, Manager


TENANT:

WORLDGATE COMMUNICATIONS, INC.



/s/ David A. Dill                           By: /s/ Randall J. Gort
-------------------------------                ---------------------------
Attest                                         Name: Randall J. Gort
                                               Title: V.P. Corporate Affairs
     Title:

                            FIRST AMENDMENT TO LEASE


         This First Amendment to Lease is made as of the 7th day of December 1998 by and between BALANCED CAPITAL LLC, a Pennsylvania limited liability company ("Landlord") and WORLDGATE COMMUNICATIONS, INC., a corporation ("Tenant").

         Whereas, Landlord and Tenant entered into an agreement dated October 7, 1998 (the "Lease") pursuant to which Landlord agreed to lease to Tenant, on the terms and conditions set forth in the Lease, a building containing approximately 72,000 square feet of space located at 3190 Tremont Avenue, Bensalem, Bucks County, Pennsylvania; and

         Whereas, Landlord and Tenant desire to amend the Lease in certain respects;

         Now therefore, in consideration of the mutual promises contained in this Amendment, and intending to be legally bound, Landlord and Tenant agree as follows:

          1. DEFINITIONS. Capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Lease.

          2. CONFIRMATION OF SQUARE FOOTAGE. Landlord and Tenant confirm that the gross square footage of the Building is approximately 72,000 square feet, and they hereby agree, notwithstanding any measurement right or other provision of the Lease to the contrary, to use 72,000 square feet as the size of the Leased Premises (after delivery of the entire Building) for all purposes under the Lease, including calculation of Rent and other charges under the Lease.

          3. TREMONT AVENUE.

             (a) The definition of Operating Expense set forth in subsection 6(d) of the Lease is hereby amended to include costs incurred for snow and ice removal, maintenance, repairs and repaving of Tremont Avenue, the private street abutting the Lot, until the date (if any) when Tremont Avenue is dedicated to the Township of Bensalem.

             (b) Section 10 of the Lease is hereby amended to add to the following to the services to be furnished by Landlord: snow and ice removal, maintenance, repairs and repaving of Tremont Avenue, the private street abutting the Lot, until the date (if any) when Tremont Avenue is dedicated to the Township of Bensalem.

          4. PRESENT LEASE. Section 44 of the Lease is hereby amended and, as amended, restated in its entirety as follows:

             44. PRESENT LEASE. Landlord will contribute Three Hundred Sixty Three Thousand Dollars ($363,000) ("Landlord's Contribution") toward Tenant's obligations for minimum rent and additional rent under Tenant's three existing leases for space at 3220 and 3260 Tillman Drive in Glenview Corporate Center between Pitcairn Properties, Inc. as landlord and Tenant as tenant (collectively the "Glenview Lease"). Landlord's Contribution shall be paid to Tenant in its entirety by check delivered to Tenant within five days after the date Tenant takes possession of the first 40,000 square feet of space in the Building and begins paying Annual Fixed Rent under this Lease. Any savings generated by the sublease, buyout or other early disposition of Tenant's obligations under the Glenview Lease shall belong solely to Tenant.

          5. RATIFICATION OF LEASE. Landlord and Tenant hereby confirm that the Lease remains in full force and effect, unmodified except as amended in this First Amendment.

         In witness whereof, Landlord and Tenant have executed and delivered this First Amendment as a sealed instrument as of the date first written above.

                                    LANDLORD:

                                    BALANCED CAPITAL LLC


By: /s/ Steven D. Brand             By: /s/ Frank Seidman
   --------------------------          ---------------------------
   Steven D. Brand, Manager            Frank Seidman, Manager


                                    TENANT:

                                    WORLDGATE COMMUNICATIONS, INC.


/s/ Mary Stinsman                   By: /s/ Randall J. Gort
-----------------------------          ---------------------------
Attest                                 Name: Randall J. Gort
                                       Title: Vice President - Corporate Affairs

                            SECOND AMENDMENT TO LEASE

         This Second Amendment to Lease is made as of the 17th day of December 1998 by and between BALANCED CAPITAL LLC, a Pennsylvania limited liability company ("Landlord") and WORLDGATE COMMUNICATIONS, INC., a corporation ("Tenant").

         Whereas, Landlord and Tenant entered into an agreement dated October 7, 1998 and previously amended December 7, 1998 (collectively, the "Lease") pursuant to which Landlord agreed to lease to Tenant, on the terms and conditions set forth in the Lease, a building containing approximately 72,000 square feet of space located at 3190 Tremont Avenue, Bensalem, Bucks County, Pennsylvania, and Landlord and Tenant desire to amend the Lease in certain respects;

         Now therefore, in consideration of the mutual promises contained in this Amendment, and intending to be legally bound, Landlord and Tenant agree as follows:

          1. DEFINITIONS. Capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Lease. "GMAC Mortgage" means the first mortgage on the Property which will be granted concurrently with the acquisition of the Property, presently anticipated to occur in December 1998, to secure the purchase money loan (the "GMAC Loan") which will be used to acquire the Property. "GMAC Loan Documents" means the GMAC Mortgage and the other documents evidencing and securing the GMAC Loan. "Lender" means the then holder of the GMAC Mortgage and the other GMAC Loan Documents.

          2. AMENDMENT OF PERMITTED USES. In Section 1 of the Lease, the definition of Permitted Uses is hereby revised to read as follows:

             PERMITTED USES: general office, engineering research and development, assembly and testing of electronic parts, Channel HyperLinking and WorldGate service operations.

          3. SECURITY DEPOSIT. Subsection 36(c) is hereby amended to clarify that the Tenant may at any time and from time to time replace a cash Security Deposit with a Letter of Credit or a Letter of Credit Security Deposit with a cash Security Deposit. In such event, Tenant shall give Landlord at least three business days' notice that the form of Security Deposit will be changed, and in the case of an exchange from cash to Letter of Credit, the notice shall be accompanied by a draft of the proposed Letter of Credit for Landlord's review for compliance with the requirements of Subsection 36(c). Landlord shall cooperate with Tenant's efforts to arrange simultaneous exchange of the cash Security Deposit for the approved Letter of Credit, or the simultaneous surrender the Letter of Credit in exchange for the required cash Security Deposit, provided that Landlord shall not at any time be without one or the other form of Security Deposit.


         4. AMENDMENT OF PURCHASE OPTION. Section 41 of the Lease, captioned "Option to Purchase," is hereby amended to add the following new subsection (j):

                  (j) EARLY EXERCISE OF PURCHASE OPTION. If Tenant exercises the Purchase Option and the settlement date for the Purchase Option (the "Option Settlement"), as determined under subsection Section 41(b), would occur prior to THE EARLIER OF February 15, 2002 or the date when prepayment of the GMAC Loan is permitted under the terms of the GMAC Loan Documents, then at Landlord's request the purchaser will either
         (A) defer the Option Settlement until after the date when prepayment of the GMAC Loan is permitted under the terms of the GMAC Loan Documents, or (B) take title to the Property subject to the GMAC Loan Documents. If the purchaser elects to take title subject to the GMAC Loan
         Documents:

                           (1) The transfer will be subject to the approval of the Lender, and Tenant will furnish such information as the Lender may reasonably require to identify the purchaser and evaluate its creditworthiness.

                           (2) At least thirty (30) days prior to the Option Settlement Landlord will deliver to the purchaser (A) copies of the GMAC Loan Documents certified as accurate and complete by the Landlord, and (B) an estoppel signed by the Lender confirming the then outstanding principal balance of the GMAC Loan, the amount of any other charges that may be due and unpaid as of the settlement date, the amount of any escrow funds (for insurance, taxes or otherwise) then held by the Lender or its servicing agent, and further confirming that there are then no uncured monetary defaults under the GMAC Loan Documents and further that the Lender has not issued any notice of a non-monetary default under the GMAC Loan Documents which remains uncured.

                           (3) At the Option Settlement the seller and the purchaser will sign and deliver an assignment and assumption of the GMAC Loan Documents, pursuant to which purchaser will assume the obligation to pay the GMAC Loan, in such form as may be required by the Lender.

                           (4) At the Option Settlement, seller will pay any additional fees and costs incurred because of the fact that the Property is being transferred subject to the GMAC Loan (including without limitation Lender's transfer fee). Accrued and unpaid charges then due to the Lender will be paid by the seller, the seller will receive a credit for escrow funds then held by Lender for use in payment of costs of the Property (such as real estate taxes) and the purchaser will receive credits against the Purchase Price for the then outstanding principal balance of the GMAC Loan, and for seller's share of interest on the GMAC Loan for the calendar month in which the Option Settlement occurs.

          5. RATIFICATION OF LEASE. Landlord and Tenant hereby confirm that the Lease remains in full force and effect, unmodified except as amended in this Second Amendment.

         In witness whereof, Landlord and Tenant have executed and delivered this Second Amendment as a sealed instrument as of the date first written above.


                                          BALANCED CAPITAL LLC

By:   /s/ Steven D. Brand              By:  /s/ Frank Seidman
  ----------------------------            ----------------------------
  Steven D. Brand, Manager                Frank Seidman, Manager



                                          WORLDGATE COMMUNICATIONS, INC.

/s/ David A. Dill                      By: /s/ Randall J. Gort
------------------------------            ----------------------------
Attest                                    Name: Randall J. Gort
                                          Title: V.P.